Exhibit 2.4

EXECUTION COPY

OSKAR MOBIL A.S.
Issuer

OSKAR HOLDINGS N.V.
OSKAR FINANCE B.V.
Guarantors

7.50% First Priority Senior Secured Notes due 2011

__________

INDENTURE Dated as of October 13, 2004

__________

JPMORGAN CHASE BANK
as Trustee, Transfer Agent and Paying Agent

J.P. MORGAN BANK LUXEMBOURG S.A.
as Registrar and Luxembourg Transfer Agent

DEXIA BANQUE INTERNATIONALE À LUXEMBOURG, société anonyme
as Luxembourg Paying Agent

J.P. MORGAN EUROPE LIMITED
as Joint Security Agent

			Page

SECTION 12.10.		Currency Indemnity	105
SECTION 12.11.		Successors	106
SECTION 12.12.		Multiple Originals	106
SECTION 12.13.		Table of Contents; Headings	106

Appendix	-	Provisions Relating to the Securities
Exhibit A	-	Form of Reg. S/144A Security
Exhibit B	-	Form of Guarantee Agreement
Exhibit C	-	Form of Certificate of Transfer

INDENTURE dated as of October 13, 2004, among Oskar Mobil a.s., a joint stock company organized under the laws of the Czech Republic (the "Issuer"), Oskar Holdings N.V., a public limited liability company organized under the laws of The Netherlands (the "Company"), Oskar Finance B.V., a private limited liability company organized under the laws of The Netherlands ("Midco"), JPMorgan Chase Bank, as trustee (the "Trustee"), J.P. Morgan Bank Luxembourg S.A., as registrar and Luxembourg transfer agent, Dexia Banque Internationale à Luxembourg, société anonyme, as Luxembourg paying agent, and J.P Morgan Europe Limited, as joint security agent (the "Joint Security Agent").

        Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Issuer's 7.50% First Priority Senior Secured Notes due 2011 issued on the date hereof (the "Securities").

ARTICLE 1

Definitions and Incorporation by Reference

        SECTION 1.01. Definitions.

        "Additional Assets" means:

        (1) any property, plant, equipment or other long-term assets, such as licenses, used or useful in a Related Business;

        (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

        (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

        "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.03, 4.05 and 4.08 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

        "Applicable Premium" means, with respect to any Security on any applicable redemption date, the greater of:

(a)         1.0% of the then outstanding principal amount of the Security; and

(b)         the excess of:

(i)         the present value at such redemption date of (i) the redemption price of the Security at October 15, 2008 (such redemption price being set forth in Section 5 of the relevant Security) plus (ii) all required interest payments due on the Note through October 15, 2008 (excluding accrued but unpaid interest), computed using a discount equal to the Bund Rate as of such redemption date plus 50 basis points; over

(ii)         the then outstanding principal amount of the Security at such redemption date.

        "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

(1)         any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

(2)         all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

(3)         any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary

(other than, in the case of clauses (1), (2) and (3) above,

(A)         a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(B)         for purposes of the Section 4.05 only, (i) a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof, including, without limitation, any Permitted Investment) and that is not prohibited by Section 4.03 and (ii) a disposition of all or substantially all of the assets of the Company in accordance with Section 5.01;

(C)         a disposition of assets with a Fair Market Value of less than €5.0 million;

(D)         a disposition of cash or Temporary Cash Investments; and

(E)         the creation of a Lien (but not the sale or other disposition of the property subject to such Lien)).

        "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation".

        "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

(1)         the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

(2)         the sum of all such payments.

        "Board of Directors" of any Person means the Management Board of such Person or, if there is a Supervisory Board of such Person, its Supervisory Board; provided however, that in the case of a Person that is a (a) joint stock company organized under the laws of the Czech Republic, "Board of Directors" shall mean its Management Board and (b) limited liability company organized under the laws of the Czech Republic, "Board of Directors" shall mean its executive director or directors.

        "Bund Rate" means, with respect to any relevant date, the rate per annum equal to the semi-annual equivalent yield to maturity as of such date of the Comparable German Bund Issue, assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such relevant date, where:

(1)         "Comparable German Bund Issue" means the German Bundesanleihe security selected by any Reference German Bund Dealer as having a fixed maturity most nearly equal to the period from such redemption date to October 15, 2008 and that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of euro-denominated corporate debt securities in a principal amount approximately equal to the then outstanding principal amount of the Securities and of a maturity most nearly equal to October 15, 2008; provided, however, that, if the period from such redemption date to October 15, 2008, is less than one year, a fixed maturity of one year shall be used;

(2)         "Comparable German Bund Price" means, with respect to any relevant date, the average of all Reference German Bund Dealer Quotations for such date (which, in any event, must include at least two such quotations), after excluding the highest and lowest such Reference German Bund Dealer Quotations, or if the Issuer obtains fewer than four such Reference German Bund Dealer Quotations, the average of all such quotations;

(3)         "Reference German Bund Dealer" means any dealer of German Bundesanleihe securities appointed by the Issuer in good faith; and

(4)         "Reference German Bund Dealer Quotations" means, with respect to each Reference German Bund Dealer and any relevant date, the average as determined by the Issuer of the bid and offered prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference German Bund Dealer at 3:30 p.m. Frankfurt, Germany, time on the third Business Day preceding the relevant date.

        "Business Day" means a day (other than a Saturday or a Sunday) on which banks are open for general business in London, Prague and Amsterdam, which is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in euro.

        "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.04, a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

        "Capital Stock" of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

        "Change of Control" means the occurrence of any of the following events:

(1)         any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50.0% of the total voting power of the Voting Stock of the Company;

(2)         individuals who on the Issue Date constituted the Supervisory Board of the Company (together with any new Supervisory Board members who were elected by the shareholders' meeting of the Company by a vote of 66 2/3% of such shareholders of the Company as were either (A) shareholders on the Issue Date or (B) other shareholders whose acquisition of Capital Stock did not independently constitute a Change of Control) cease for any reason to constitute a majority of the Supervisory Board then in office, provided that if the Company shall cease to have a Supervisory Board, then this clause (2) shall apply mutatis mutandis to the individuals who on the Issue Date constituted the Management Board of the Company;

(3)         the adoption of a plan relating to the liquidation or dissolution of the Company, Midco or the Issuer, except as part of a merger, a consolidation, or a sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries permitted under Section 5.01;

(4)         the Company shall cease to directly, beneficially and of record own all of the Capital Stock of Midco or Midco shall cease to directly, beneficially and of record own at least 99.87% of the Capital Stock of the Issuer; or

(5)         the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person other than (A) a transaction in which the survivor or transferee is a Person that is controlled by one or more Permitted Holders or (B) a transaction following which (i) in the case of a merger or consolidation transaction, holders of securities that represented more than 50.0% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and (ii) in the case of a sale of assets transaction, such transaction complies with Section 5.01 (a)(1) and holders of securities that represented more than 50.0% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the transferee in such sale of assets transaction immediately after such transaction.

        "Code" means the U.S. Internal Revenue Code of 1986, as amended.

        "Collateral" means all of the collateral described in the Security Documents, including, without limitation, (1) all of the Capital Stock of Midco, (2) all of the Capital Stock of the Issuer owned by Midco, (3) the telecommunications network owned by the Issuer which is located in the Czech Republic, (4) certain trademarks owned by the Issuer registered in the Register of Trademarks maintained by the Industrial Property Office of the Czech Republic, (5) the receivables in respect of insurance policies payable to the Issuer under certain property damage and business interruption insurance policies (excluding third party liability insurance, if applicable), (6) substantially all of the Issuer's receivables against its banks arising under bank account maintenance agreements, (7) the bank accounts of the Company, (8) the bank accounts of Midco, (9) all intercompany loans by and among the Company and any of its Restricted Subsidiaries and (10) all Subordinated Shareholder Debt loaned to Restricted Subsidiaries of the Company. The term "Collateral" also refers to the Capital Stock and assets of Subsidiary Guarantors to be pledged for the benefit of the Securities and this Indenture pursuant to Section 4.10.

        "Company Bank Accounts Pledge" means the Pledge of Bank Accounts Deed dated on or about the Issue Date among the Company and the Joint Security Agent pursuant to which the Company will pledge to secure the Obligations of each Obligor to the Joint Security Agent in its capacity as a Senior Creditor under or in connection with any Senior Finance Document and as a parallel creditor under the Intercreditor Agreement all of its present and future rights under on in connection with each existing and future bank account specified therein.

        "Company Share Pledge" means the Deed of Pledge of Shares dated on or about the Issue Date among the Company, the Joint Security Agent and Midco pursuant to which the Company will grant a pledge of the Capital Stock of Midco to secure the Obligations of each Obligor to the Joint Security Agent in its capacity as a Senior Creditor and under or in connection with any Senior Finance Document and as a parallel creditor under the Interceditor Agreement.

        "Consolidated EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

(1)         all income tax expense of the Company and its consolidated Restricted Subsidiaries;

(2)         Consolidated Interest Expense;

(3)         depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid item that was paid in cash in a prior period);

(4)         the amount of any minority interest expense;

(5)         net foreign exchange gains or losses;

(6)         any loss less any gain attributable to the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any loss less any gain attributable to the sale or other disposition of any Capital Stock of any Person;

(7)         any item classified as an extraordinary, unusual or nonrecurring loss or charge;

(8)         all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness; and

(9)         all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (including non-cash charges representing the Company's equity in the net loss of any Unrestricted Subsidiary but excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period) less all other non-cash items of the Company and its consolidated Restricted Subsidiaries increasing such Consolidated Net Income (excluding any such non-cash item to the extent that it represents a receipt of cash payments in any future period), in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary (other than the Issuer or a Guarantor) shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders (disregarding for this purpose any restriction permitted under clause (A), (C) (solely to the extent relating to clause (A) or (E)) or (E) of Section 4.07).

        "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries for such period plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

(1)         interest expense attributable to Capital Lease Obligations (reasonably determined by a responsible financial or accounting Officer of the Issuer in accordance with GAAP);

(2)         amortization of debt discount and debt issuance costs; and

(3)         costs associated with Hedging Obligations (including amortization of deferred financing fees but excluding unrealized gains and losses arising with respect to Hedging Obligations in accordance with GAAP).

        "Consolidated Leverage Ratio" as of any date of determination means the ratio of (a) the aggregate amount of Indebtedness of the Company and its Restricted

Subsidiaries as of such date of determination to (b) Consolidated EBITDA for the most recent two consecutive fiscal quarters for which consolidated financial statements of the Company are publicly available multiplied by two (the "Reference Period"); provided, however, that:

(1)         if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is an Incurrence of Indebtedness, the amount of such Indebtedness shall be calculated after giving effect on a pro forma basis to such Indebtedness;

(2)         if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness that was outstanding as of the end of such fiscal quarter or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio, the aggregate amount of Indebtedness shall be calculated on a pro forma basis and Consolidated EBITDA shall be calculated as if the Company or such Restricted Subsidiary had not earned the interest income, if any, actually earned during the Reference Period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(3)         if since the beginning of the Reference Period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the Consolidated EBITDA for the Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for the Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for the Reference Period;

(4)         if since the beginning of the Reference Period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets which constitutes all or substantially all of an operating unit of a business, Consolidated EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of the Reference Period; and

(5)         if since the beginning of the Reference Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such Reference Period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during the Reference Period, Consolidated EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of the Reference Period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company.

        "Consolidated Net Income" means, for any period, the net income or loss of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

(1)         any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

(A)         the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

(B)         the Company's equity in a net loss of any such Person for such period shall be included to the extent of the aggregate Investment of the Company or any of its Restricted Subsidiaries in such Person in determining such Consolidated Net Income;

(2)         any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction (or any transaction accounted for in a manner similar to a pooling of interests) for any period prior to the date of such acquisition;

(3)         any net income of any Restricted Subsidiary (other than the Issuer or a Guarantor) if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company (disregarding for this purpose any restriction permitted under clause (A), (C) (solely to the extent relating to clause (A) or (E)) or (E) of Section 4.07), except that:

(A)         the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

(B)         the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income to the extent of the aggregate Investment of the

Company or any of its Restricted Subsidiaries in such Restricted Subsidiary;

(4)         the cumulative effect of a change in accounting principles;

(5)         any capitalized interest on Subordinated Shareholder Debt; and

(6)         any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards,

in each case, for such period.

Notwithstanding the foregoing, for the purposes of Section 4.03 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under Section 4.03 (a)(3)(D).

        "Consolidated Tangible Assets" means, as of any date of determination, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense (to the extent included in said aggregate amount of assets) and other like intangibles, all as set forth in the most recent publicly available consolidated balance sheet of the Company and its Restricted Subsidiaries computed in accordance with GAAP. Consolidated Tangible Assets shall be calculated after giving effect to the transaction giving rise to the need to calculate Consolidated Tangible Assets.

        "Credit Agreement" means the Credit Agreement dated on or about October 6, 2004, by and among, the Issuer, the Company, Midco, J.P. Morgan PLC, as Global Coordinator, the arrangers and lenders referred to therein, J.P. Morgan Europe Limited, as Facility Agent and Security Agent, and Česká spořitelna, a.s., as Koruna Paying Agent together with the related documents thereto (including the term loans and revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

        "Currency Agreement" means in any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1)         matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2)         is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

(3)         is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the first anniversary of the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if:

(1)         the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favourable to the holders of such Capital Stock in any material respect than the terms applicable to the Securities and described under Sections 4.05 and 4.06; and

(2)         any such requirement only becomes operative after compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

        "Equity Offering" means any public or private sale of Capital Stock or Preferred Stock (other than Disqualified Stock) of the Company or a Parent Company, other than public offerings registered on Form S-8 (or any successor form) under the Securities Act or any similar public offering in other jurisdictions, but, in the case of any such offering by a Parent Company, only to the extent the Net Cash Proceeds thereof are contributed to the common equity (other than through the issuance of Disqualified Stock) of the Company or loaned to the Company through Subordinated Shareholder Debt.

        "Euro Equivalents" means with respect to any monetary amount in a currency other than euros, at any time of determination thereof, the amount of euros obtained by converting such foreign currency involved in such computation into euros at the composite spot rate for the purchase of euros with the applicable foreign currency as published by Bloomberg L.P. on the close of the Business Day prior to such determination.

Except as provided in Section 4.02, whenever it is necessary to determine whether the Company has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than euros, such amount will be treated as the Euro Equivalent determined as of the date such amount is initially determined in such currency.

        "Euro Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the national government of a member of the European Union (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the national government of the member of the European Union is pledged and which are not callable at the issuer's option.

        "Event of Loss" means (a) the loss of, destruction of, or material damage to any Collateral, (b) the condemnation, seizure, confiscation, requisition of the use or taking by exercise of the power of eminent domain or otherwise of any Collateral or (iii) any consensual settlement in lieu of any event listed in clause (ii), in each case whether in a single event or a series of related events.

        "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

        "Fair Market Value" means with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. For purposes of Sections 4.03 and 4.05, the Fair Market Value of property or assets other than cash which involves an aggregate amount in excess of €5 million, shall be set forth in a resolution approved by at least a majority of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee. Except as otherwise provided herein, and for the purposes of Sections 4.03 and 4.05 and for all other purposes of this Indenture, Fair Market Value will be determined in good faith by the Board of Directors of the Company, whose determination will be conclusive and evidenced by a resolution of the Board of Directors of the Company.

        "Finance Subsidiary" means a direct wholly-owned subsidiary of the Company, the Issuer or a Subsidiary Guarantor that is formed for the purpose of borrowing funds or issuing securities and lending the proceeds to the Company, the Issuer or a Subsidiary Guarantor pursuant to a Subordinated Proceeds Loan and that conducts no business other than as may be reasonably incidental to the foregoing.

        "GAAP" means generally accepted accounting principles in the United States of America from time to time, including those set forth in:

(1)         the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(2)         statements and pronouncements of the Financial Accounting Standards Board; and

(3)         such other statements by such other entity as approved by a significant segment of the accounting profession;

provided, however, that all ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP as in effect on the Issue Date.

        "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)         to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)         entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.

        "Guarantee" means the guarantee by a Guarantor of the Issuer's obligations with respect to the Securities and this Indenture pursuant to Article 10 or, in the case of Midco, pursuant to the Midco Guarantee Agreement.

        "Guarantee Agreement" means a supplemental indenture, substantially in the form of Exhibit B to this Indenture, pursuant to which a Guarantor guarantees the Issuer's obligations with respect to the Securities and this Indenture on the terms provided for in this Indenture.

        "Guarantors" means the Company and Midco and any other Person, including a Subsidiary Guarantor, that enters into a Guarantee Agreement, and a "Guarantor" means any of them.

        "Hedging Bank" means the persons named in the Intercreditor Agreement as a Hedging Bank or that accedes to the Intercreditor Agreement as a Hedging Bank, in each case as a provider of hedging to the Obligors.

        "Hedging Documents" means each master agreement, confirmation or other document evidencing any hedging provided by a Hedging Bank to an Obligor which has been specified in the Intercreditor Agreement.

        "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

        "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

        "Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

        "Incur" means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.02:

(1)         amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

(2)         the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or Capital Stock or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock; and

(3)         the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness will not be deemed to be the Incurrence of Indebtedness.

        "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

(1)         the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(2)         all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

(3)         all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement which obligations are due more than twelve months after such property is acquired (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);

(4)         all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

(5)         the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with this Indenture (but excluding, in each case, any accrued dividends);

(6)         all obligations of the type referred to in clauses (1) through (5) of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee to the extent of such liability or responsibility;

(7)         all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured; and

(8)         to the extent not otherwise included in this definition, net Hedging Obligations of such Person (to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation).

        Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term "Indebtedness" will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter or the time permitted in the relevant agreement, whichever is longer.

        The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in this Indenture, and (other than with respect to letters of credit or guarantees or Indebtedness specified in Clause (7) above) shall equal the amount thereof that would appear on a balance sheet of such Person (excluding any notes thereto) prepared on the basis of GAAP.

        "Intercreditor Agreement" means the intercreditor agreement to be dated on or about the Issue Date, to be entered into, inter alia, among the Company, Midco, the Issuer, the Trustee, the Joint Security Agent and the Facility Agent under the Credit Agreement, as amended from time to time in accordance with the terms thereof.

        "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

        "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

        For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and Section 4.03:

(1)         "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2)         any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

        "Issue Date" means the date on which the Securities are originally issued.

        "Issuer Bank Accounts Maintenance Agreement Pledge" means the Pledge of Receivables Agreement dated on or about the Issue Date between the Joint Security Agent and the Issuer pursuant to which the Issuer will pledge receivables from bank account maintenance agreements with certain banks specified therein to the Joint Security Agent to secure the Obligations of the Issuer to any Senior Creditor under on in connection with any Senior Finance Document.

        "Joint Security Agent" means J.P. Morgan Europe Limited or its successor, as joint security agent under the Security Documents and the Intercreditor Agreement.

        "License" means (i) the licenses granted pursuant to Czech Telecommunications Office (CTU) decisions 5379/2002-610 and 8951/2002-610 (and any successor or replacement licenses, concessions or permits and interconnection agreements that govern the establishment and operation of the public telecommunications network by the Issuer or its Restricted Subsidiaries under the GSM standard in the Czech Republic), (ii) any UMTS license awarded to the Company or any of its Restricted Subsidiaries in the Czech Republic, and (iii) any other license, authorization or concession of the Company or any of its Restricted Subsidiaries to operate a telecommunications business, which, in the case of clauses (ii) and (iii), at the time of determination, accounts for more than 10% of the consolidated revenues or Consolidated EBITDA for the most recent two consecutive fiscal quarters for which consolidated financial statements of the Company are publicly available multiplied by two.

        "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

        "Material Subsidiary" means any Restricted Subsidiary of the Company that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC or on the basis of the revenues or Consolidated EBITDA of such Restricted Subsidiary (assuming for such purpose that revenues or Consolidated EBITDA had been an additional criteria under Rule 1-02).

        "Midco Bank Accounts Pledge" means the Pledge of Bank Accounts Deed dated on or about the Issue Date among Midco and the Joint Security Agent pursuant to which Midco will pledge to secure the Obligations of each Obligor to the Joint Security Agent in its capacity as a Senior Creditor under or in connection with any Senior Finance Document and as a parallel creditor under the Intercreditor Agreement all of its present and future rights under or in connection with each existing and future bank account specified therein.

        "Midco Guarantee Agreement" means the Guarantee dated on or about the Issue Date between Midco and the Joint Security Agent pursuant to which Midco will guarantee to the Joint Security Agent the Issuer's Obligations in respect of the Intercreditor Agreement to pay the Joint Security Agent, as an independent and separate creditor, an amount equal to the amount which it owes each other Senior Creditor, under or in connection with the Senior Finance Documents.

        "Midco Share Pledge" means the Agreement on Pledge of Shares dated on or about the Issue Date among Midco, the Joint Security Agent and the Issuer pursuant to which Midco will pledge to the Joint Security Agent all of its Capital Stock in the Issuer to secure the Obligations of the Issuer to the Joint Security Agent under or in connection with the Midco Guarantee Agreement.

        "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

        "Net Available Cash" from an Asset Disposition or Event of Loss means cash payments actually received by the Company or a Restricted Subsidiary therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or instalment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

(1)         all legal, accounting, advisory, title and recording tax expenses, commissions and other fees and expenses incurred, and all national, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition or Event of Loss;

(2)         all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition or Event of Loss, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition or Event of Loss;

(3)         all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition or Event of Loss;

(4)         in the case of an Asset Disposition, the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition (including taxes);

(5)         in the case of an Event of Loss, any payments received by the Company or a Restricted Subsidiary under business interruption insurance policies; and

(6)         in the case of an Asset Disposition, any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of that escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary.

        "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

        "Obligations" means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness. For the avoidance of doubt, "Obligations" shall also be deemed to include obligations arising under the Indenture owed to the Trustee, to the extent they are secured by the Security Documents.

        "Offering Memorandum" means the offering memorandum dated October 6, 2004, prepared by the Issuer setting forth information concerning the Issuer, the Guarantors and the Securities.

        "Officer" means, with respect to a Person, the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary or any Managing Director of such Person.

        "Officers' Certificate" means a certificate signed by two Officers.

        "Opinion of Counsel" means a written opinion, in form and substance satisfactory to the Trustee, from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, the Issuer or the Trustee.

        "Parent Company" means any Holding Company of the Company and any Holding Companies of such Holding Company of the Company.

        "Permitted Collateral Liens" means any of the following Liens:

(a)         Liens on the Collateral to secure (i) the Indebtedness of the Issuer or a Guarantor that is permitted to be Incurred under Section 4.02(b) (1) or (3), (ii) Refinancing Indebtedness Incurred to Refinance Indebtedness Incurred pursuant to Section 4.02(b) (1) or (3) or (iii) Indebtedness Incurred under Section 4.02(b) (8) (to the extent such Hedging Obligations relate to the foregoing or to Section 4.02(b) (4)); provided, however, that (A) such Lien ranks equal to all other Liens on such Collateral securing Senior Indebtedness of the Issuer or a Guarantor and (B) the aggregate principal amount of Indebtedness under clause (i) and clause (ii) secured by such Liens (other than for an amount reasonably necessary (as determined by the Board of Directors) to pay any fees and expenses, including premiums, related to the Refinancing of such Indebtedness pursuant to clause (ii)) shall not exceed €575.0 million;

(b)         Liens on Midco Capital Stock pursuant to a Subordinated Security Interest to secure Permitted Subordinated Indebtedness;

(c)         Liens on a Subordinated Proceeds Loan to secure the Securities, the Credit Agreement and Permitted Subordinated Indebtedness pursuant to a Subordinated Proceeds Loan Pledge Agreement; and

(d)         Liens on the Collateral described under (i) clauses (3) or (4) of the definition of "Collateral" that are imposed by law in the ordinary course of business securing amounts not more than 45 days overdue or (ii) clause (3) of the definition of "Collateral" that arise out of retention of title provisions in any supplier's conditions of sale of goods or services acquired in the ordinary course of business.

        "Permitted Holders" means (1) Telesystem International Wireless Inc. and its successors, (2) JPMorgan Partners LLC and (3) any Related Party of the foregoing.

        "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

(1)         the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

(2)         another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

(3)         cash and Temporary Cash Investments;

(4)         receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)         payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)         loans or advances to direct or seconded employees or directors made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, but in any event not to exceed € 2.0 million in the aggregate outstanding at any one time;

(7)         stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(8)         any Person to the extent such Investment represents the non-cash portion of the consideration received for (A) an Asset Disposition as permitted under Section 4.05 or (B) a disposition of assets not constituting an Asset Disposition;

(9)         any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(10)         any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(11)         any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under Section 4.02;

(12)         any Person to the extent such Investment exists on the Issue Date, and any extension, modification, amendment, restatement or renewal of or refunding, replacement or refinancing of on substantially the same terms any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);

(13)         Investments made after the Issue Date in Permitted Joint Ventures having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding not to exceed €25 million;

(14)         Persons consisting of Investments owned by a Person on the date such Person becomes a Restricted Subsidiary; and

(15)         Persons to the extent such Investments, not otherwise permitted by clauses (1) through (14) and when taken together with all other Investments made pursuant to this clause (15) and outstanding on the date such Investment is made, do not exceed the greater of €10.0 million and 2% of the Consolidated Tangible Assets of the Company and its Restricted Subsidiaries.

        "Permitted Joint Ventures" means (a) any corporation, association or other business entity (other than a partnership) that is not a Restricted Subsidiary and that, in each case, is engaged in a Related Business and of which at least 20% of the total equity and total Voting Stock is at the time of determination owned or controlled, directly or indirectly, by the Company or one or more Restricted Subsidiaries or a combination thereof and (b) any partnership, joint venture, limited liability company or similar entity that is not a Restricted Subsidiary and that, in each case, is engaged in a Related Business and of which at least 20% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are at the time of determination, owned or controlled, directly or indirectly, by the Company or one or more Restricted Subsidiaries or a combination thereof, whether in the form of membership, general, special or limited partnership rights or otherwise.

        "Permitted Liens" means, with respect to any Person:

(1)         Permitted Collateral Liens;

(2)         pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or Temporary Cash Investments to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(3)         Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not more than 45 days overdue or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by applicable law and (B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(4)         Liens for taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(5)         Liens in favour of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(6)         minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with

Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7)         Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(8)         Liens existing on the Issue Date;

(9)         Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than improvements thereto and assets and property affixed or appurtenant thereto);

(10)         Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than improvements thereto and assets and property affixed or appurtenant thereto);

(11)         Liens on property (other than Collateral) securing Purchase Money Indebtedness, Attributable Debt or Capital Lease Obligations permitted to be Incurred under Section 4.02(b)(17) that do not exceed the greater of €25 million and 5% of the Consolidated Tangible Assets of the Company and its Restricted Subsidiaries at any one time outstanding; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(12)         Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Wholly Owned Subsidiary of such Person;

(13)         Liens securing Hedging Obligations so long as such Hedging Obligations are permitted to be Incurred under this Indenture;

(14)         Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (7), (8), (9) or (10); provided, however, that:

(A)         such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(B)         the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (7), (8), (9) or (10) at the time the original Lien became a Permitted Lien and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(15)         Subordinated Security Interests and Liens on the Capital Stock of Finance Subsidiaries securing the Obligations under the Securities and the Credit Agreement;

(16)         Liens securing Indebtedness described in Section 4.02(b)(7); provided, however, that such Lien (i) is for the benefit of a national government or agency or nominee thereof and (ii) does not extend to any property other than telecommunications licenses and any other property required by the regulations and policies of such national government or agency to be made subject to a Lien to secure deferred payment obligations in respect of such licenses; and

(17)         Liens on property (other than Collateral) incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations that do not exceed €15 million and 3% of the Consolidated Tangible Assets of the Company and its Restricted Subsidiaries at any one time outstanding.

For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

        "Permitted Public Debt" means (a) Refinancing Indebtedness of the Issuer and Restricted Subsidiaries of the Issuer to Refinance the Credit Agreement and the Securities, and guarantees by Guarantors of such Refinancing Indebtedness, (b) Permitted Subordinated Indebtedness of the Company or a Finance Subsidiary, (c) the Securities and (d) a Guarantee of the Securities or a Subordinated Guarantee of Permitted Subordinated Indebtedness by the Issuer or a Guarantor (other than Midco).

        "Permitted Subordinated Indebtedness" means a Subordinated Obligation (including Public Debt) issued by the Company or a Finance Subsidiary that satisfies the following criteria: (A) any guarantee thereof shall be by the Issuer or a Guarantor pursuant to a Subordinated Guarantee; (B) any Lien Incurred for the benefit thereof shall qualify as a Subordinated Security Interest; (C) if the proceeds therefrom are on-lent by the Company or Finance Subsidiary, such proceeds are on-lent only to the Issuer or a Subsidiary Guarantor pursuant to a Subordinated Proceeds Loan and a Subordinated

Proceeds Loan Pledge Agreement; (D) if such Indebtedness is issued by a Finance Subsidiary, the Capital Stock of the Finance Subsidiary shall be pledged on a first-priority basis for the benefit of the Securities; and (E) the Company and its Restricted Subsidiaries and the trustee and any security agent for the Permitted Subordinated Indebtedness shall enter into the Intercreditor Agreement.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

        "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

        "Public Debt" means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities or Preferred Stock issued in (a) a public offering registered under the Securities Act, (b) listed on a recognized stock exchange or (c) a private placement to institutional investors that is underwritten for resale in accordance with Rule 144A or Regulation S under the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities or Preferred Stock to registration thereof with the SEC for public resale.

        "Purchase Money Indebtedness" means Indebtedness (including Capital Lease Obligations) (1) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the useful life of the asset being financed (as determined in accordance with GAAP), and (2) Incurred to finance the acquisition by the Company or a Restricted Subsidiary of such assets, including additions and improvements, in the ordinary course of business; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specific asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; provided further, however, that such Indebtedness is Incurred within 180 days after such acquisition of such assets.

        "Qualified Financial Advisor" means an investment banking firm, accounting firm or appraisal firm of international standing.

        "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1)         such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

(2)         such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

(3)         such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and

(4)         if the Indebtedness being Refinanced is subordinated in right of payment to the Securities, such Refinancing Indebtedness is subordinated in right of payment to the Securities at least to the same extent as the Indebtedness being Refinanced.

        "Related Business" means any business in which the Issuer was engaged on the Issue Date and any business related, ancillary or complementary to such business, in each case, located in the Czech Republic, Western or Eastern Europe or other countries that were members of the Commonwealth of Independent States.

        "Related Party" means (1) any controlling stockholder of a majority (or more) owned Subsidiary of any Permitted Holder; or (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority or more interest in which consist of any one or more Permitted Holders and /or such Persons referred to in the immediately preceding clause (1).

        "Restricted Payment" with respect to any Person means:

(1)         the declaration or payment, without duplication, of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment by the Company or a Restricted Subsidiary in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to the

Company or a Restricted Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

(2)         the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Company held by any Person (other than by a Restricted Subsidiary) or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than by a Restricted Subsidiary), including any payment by the Company or a Restricted Subsidiary in connection with any merger or consolidation (not constituting a Permitted Investment) and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

(3)         the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of the Company or any Subsidiary Guarantor (other than (A) from the Company or a Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal instalment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

(4)         the making of any Investment (other than a Permitted Investment) in any Person.

        "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

        "Sale/Leaseback Transaction" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

        "SEC" means the U.S. Securities and Exchange Commission. "Secured Indebtedness" means any Indebtedness secured by a Lien. "Securities Act" means the U.S. Securities Act of 1933, as amended.

        "Security Assignment of Insurance Proceeds" means the Security Assignment of Insurance Proceeds Agreement dated on or about the Issue Date among the Joint Security Agent and the Issuer pursuant to which the Issuer assigns to the Joint Security Agent certain receivables in respect of certain insurance proceeds to secure the Obligations of the Issuer to any Senior Creditor under or in connection with any Senior Finance Document.

        "Security Documents" means (a) the Company Share Pledge, (b) the Midco Share Pledge, (c) the Telecommunications Network Pledge, (d) the Trademarks Pledge, (e) the Security Assignment of Insurance Proceeds, (f) the Issuer Bank Accounts Maintenance Agreement Pledge, (g) the Company Bank Accounts Pledge, (h) the Midco Bank Accounts Pledge, (i) the Intercreditor Agreement, and (j) any other document pursuant to which the Obligations under the Securities and this Indenture are directly or indirectly secured from time to time.

        "Security Enforcement Principles" means the principles set forth in Schedule 9 (Security Enforcement Principles) to the Intercreditor Agreement.

        "Senior Agent" means J.P. Morgan Europe Limited, as the Senior Agent for the lenders under the Credit Agreement and the Hedging Banks under the Intercreditor Agreement.

        "Senior Creditors" means (i) the Senior Lenders, the Facility Agent, the Senior Agent, the Koruna Paying Agent, the Security Agent and each other person named as an Arranger under the Credit Agreement, (ii) the Holders, the Trustee (on its own behalf and on behalf of the Holders) and the Joint Security Agent under this Indenture and (iii) each Person named as a Hedging Bank under the Intercreditor Agreement.

        "Senior Finance Documents" means a Senior Credit Finance Document, a Notes Finance Document or a Hedging Document, in each case as defined in the Intercreditor Agreement.

        "Senior Indebtedness" means with respect to any Person:

(1)         Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

(2)         all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other obligations are subordinate in right of payment to the Securities or the Subsidiary Guarantee of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

(1)         any obligation of such Person to the Company or any Subsidiary;

(2)         any liability for national, state, local or other taxes owed or owing by such Person;

(3)         any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(4)         any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(5)         that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.

        "Senior Secured Indebtedness" means Senior Indebtedness of the Company, Midco, the Issuer or any other Guarantor secured by a first-priority Lien on the Collateral.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

        "Standard & Poor's" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

        "Stop Notice" shall have the meaning assigned to such term in the Intercreditor Agreement.

        "Subordinated Guarantee" means a guarantee of the Permitted Subordinated Indebtedness by the Issuer or one or more Guarantors which (a) is subordinated to the Obligations under the Securities and (b) contains or incorporates the subordination provisions set forth in the Intercreditor Agreement.

        "Subordinated Obligation" means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred and other than, in respect of the Company and any Restricted Subsidiary, any Subordinated Shareholder Debt) which is subordinate or junior in right of payment to the Securities, pursuant to a written agreement to that effect.

        "Subordinated Proceeds Loans" means any loan in cash from the Company or a Finance Subsidiary to the Issuer or a Guarantor of the proceeds from the issuance of Permitted Subordinated Indebtedness which is subordinated to the Obligations under the Securities and this Indenture and contains or incorporates the subordination provisions set forth in the Intercreditor Agreement.

        "Subordinated Proceeds Loan Pledge Agreement" means the agreement creating (a) a first-priority security interest in the Subordinated Proceeds Loans to secure the Obligations under the Securities and (b) a second-priority security interest in the Subordinated Proceeds Loans to secure the Obligations under the Permitted Subordinated Indebtedness.

        "Subordinated Security Interest" means a second-priority security interest securing the Obligations under the Permitted Subordinated Indebtedness in (a) the Capital Stock of Midco and (b) if applicable, the Subordinated Proceeds Loans pursuant to the Subordinated Proceeds Loan Pledge Agreement. The security documents for the Subordinated Security Interest shall contain or incorporate the subordination provisions set forth in the Intercreditor Agreement.

        "Subordinated Shareholder Debt" means any Indebtedness of the Company or a Restricted Subsidiary (other than Midco) (and any security into which such Indebtedness is convertible or for which it is exchangeable at the option of the holder) issued to and held by one or more direct or indirect shareholders of the Company that: (1) does not mature or require any amortization, redemption or other repayment of principal or any sinking fund payment prior to the first anniversary following the Stated Maturity of the Securities (other than through conversion or exchange of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company or such parent or any Indebtedness meeting the requirements of this definition), (2) does not require, prior to the 180th day following the Stated Maturity of the Securities, payment of cash interest, cash withholding amounts or other gross-ups, or any similar amounts, (3) contains no change of control or similar provisions and does not accelerate and has no right to declare a default or event of default or take any enforcement action or otherwise require any payment prior to the 180th day following the Stated Maturity of the Securities, (4) does not provide for or require any security interest or encumbrance over any asset of the Company or any of its Subsidiaries, (5) does not contain any covenants (financial or otherwise) other than a covenant to pay such Subordinated Shareholder Debt at maturity and to pay interest thereon in accordance with this definition, (6) is fully subordinated and junior in right of payment of the Securities and the performance of all obligations under Indenture and the Security Documents pursuant to customary subordination terms for similar Indebtedness and otherwise reflecting the terms above and (7) in the case of Subordinated Shareholder Debt owed by a Restricted Subsidiary, is pledged on a first-priority basis to secure the Obligations under the Securities (if and for so long as such Indebtedness is pledged to secure the Obligations under the Credit Agreement or any other Indebtedness).

        "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(1)         such Person;

(2)         such Person and one or more Subsidiaries of such Person; or

(3)         one or more Subsidiaries of such Person.

        "Subsidiary Guarantor" means each Subsidiary of the Company (other than Midco) that Guarantees the Securities pursuant to the terms of this Indenture.

        "Subsidiary Guarantee" means a Guarantee by a Subsidiary Guarantor of the Issuer's obligations with respect to the Securities and this Indenture.

        "Telecommunications Network Pledge" means the Pledge of Telecommunications Network Agreement dated on or about the Issue Date between the Joint Security Agent and the Issuer pursuant to which the Issuer pledges in the form of a global asset to the Joint Security Agent the telecommunications network owned by the Issuer, which is located in the territory of the Czech Republic and the purpose of which is the provision of telecommunications services, to secure the Obligations of the Issuer to any Senior Creditor under or in connection with any Senior Finance Document.

        "Temporary Cash Investments" means any of the following:

(1)         any investment in

(a)         direct obligations of, or obligations guaranteed by, (i) the United States of America, (ii) any European Union member state or (iii) any agency or instrumentality of such country or member state; or

(b)         direct obligations of any country recognized by the United States of America rated at least "A" by S&P or "A-1" by Moody's;

(2)         overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers' acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by

(a)         any lender under the Credit Agreement,

(b)         any institution authorized to operate as a bank in any of the countries or member states referred to in subclause (1)(a) above; or

(c)         any bank or trust company organized under the laws of any such country or member state or any political subdivision thereof in each case, having capital surplus aggregating in excess of € 250 million (or the foreign currency equivalent thereof) and whose long-term debt is rated at least "A" by S&P or "A-2" by Moody's at the time such Investment is made;

(3)         repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) and (2) above entered into with a Person meeting the qualifications described in clause (2) above;

(4)         Investments in commercial paper or promissory notes, maturing not more than 270 days after the date of acquisition, issued by a Person (other than the Company or any of its Subsidiaries), with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any internationally recognized rating organization); and

(5)         Investments in securities maturing not more than one year after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory in the United States of America or any European Union member state, or by any political subdivision or taxing authority of any such state, commonwealth or territory, country or member state, and rated at "A" by S&P or "A-1" by Moody's.

        "Trademarks Pledge" means the Agreement on Pledge of Trademarks dated on or about the Issue Date between the Joint Security Agent and the Issuer pursuant to which the Issue pledges to the Joint Security Agent certain trademarks owned by the Issuer specified therein to secure the Obligations of the Issuer to any Senior Creditor under or in connection with any Senior Finance Document.

        "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

        "Unrestricted Subsidiary" means:

(1)         any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

(2)         any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (other than Midco or the Issuer) (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of €1,000 or less or (B) if such Subsidiary has assets greater than €1,000, such designation would be permitted under Section 4.03.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A)(x) the Company could Incur € 1.00 of additional Indebtedness under Section 4.02(a) or (y) the Consolidated Leverage Ratio for the Company and its Restricted Subsidiaries would be no more than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

        "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

        "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

        "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

SECTION 1.02. Other Definitions.
Defined in
Term	Section

"Additional Amounts"	4.15(b), Appendix
"Additional Intercreditor Agreement"	4.16(a)
"Affiliate Transaction"	4.08(a)
"Agent Members"	Appendix
"Applicable Procedures"	Appendix
"Authorized Agent"	12.08
"Bankruptcy Law"	6.01
"Change of Control Offer"	4.06(b)
"Change of Control Payment"	4.06(a)
"Change of Control Payment Date"	4.06(b)
"Clearstream"	Appendix
"Company"	Preamble
"covenant defeasance option"	8.01(b)
"Custodian"	6.01
"Definitive Security"	Appendix
"Depositary"	Appendix
"ECOFIN"	2.03(a)
"Euroclear"	Appendix
"Event of Default"	6.01
"Excess Proceeds"	4.05(c)
"Global Security"	Appendix
"Global Securities Legend"	Appendix
"Guaranteed Obligations"	10.01(a)
"Indenture"	Appendix
"Initial Purchasers"	Appendix
"Intercreditor Agreements"	4.16(b)
"Issuer"	Preamble
"Joint Security Agent"	Preamble
"legal defeasance option"	8.01(b)
"Midco"	Preamble
"Option of Holder to Elect Purchase"	4.06(b)(6)
"Payor"	4.15
"Paying Agent"	2.03(a)
"protected purchaser"	2.07
"Purchase Agreement"	Appendix
"QIB"	Appendix
"Qualified Institutional Buyer"	Appendix
"Registrar"	2.03(a)
"Regulation S"	Appendix
"Regulation S Global Security"	Appendix
"Regulation S Securities"	Appendix

Defined in
Term	Section

"Regulation 144A"	Appendix
"Relevant Taxing Jurisdiction	4.15(a)
"Resale Restriction Termination Date"	Appendix
"Restricted Period"	Appendix
"Restricted Securities Legend"	Appendix
"Rule 144A"	Appendix
"Rule 144A Global Security"	Appendix
"Rule 144A Securities"	Appendix
"Securities"	Preamble
"Securities Act"	Appendix
"Securities Custodian"	Appendix
"Successor Company"	5.01(a)(1)
"Taxes"	4.15(a)
"Transfer Restricted Securities"	Appendix
"Trustee"	Preamble

        SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

        (a)         a term has the meaning assigned to it;

        (b)        an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

        (c)        "or" is not exclusive;

        (d)        "including" means including without limitation;

        (e)         words in the singular include the plural and words in the plural include the singular; and

        (f)         unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness.

ARTICLE 2

The Securities

        SECTION 2.01. Form and Dating. Provisions relating to the Securities are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The Securities and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer or any Guarantor is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form acceptable to the Issuer and the Trustee. Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form without interest coupons and only in minimum denominations of €50,000 and whole multiples of €1,000 in excess thereof.

        SECTION 2.02. Execution and Authentication. Two Officers that are members of the Board of Directors of the Issuer shall sign the Securities for the Issuer by manual or facsimile signature.

        If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

        A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

        The Trustee shall authenticate and make available for delivery Securities as set forth in the Appendix.

        The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

        SECTION 2.03. Registrar, Paying Agent and Transfer Agent. (a) The Issuer shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, and the term "Registrar" includes any co-registrars. The Issuer initially appoints J.P. Morgan Bank Luxembourg S.A. as Registrar. The Issuer also initially appoints JPMorgan Chase Bank as Paying Agent in connection with the Securities. In addition, the Issuer undertakes that it will ensure that it maintains a Paying Agent in a member state of the European Union that is not obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the European Council of Economics and Finance Ministers ("ECOFIN") meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive.

        (b)         So long as the Securities are listed on the Luxembourg Stock Exchange and its rules so require, a paying agent and transfer agent will be maintained in

        Luxembourg at all times that payments are required to be made in respect of the Securities. The Issuer initially appoints J.P. Morgan Bank Luxembourg S.A. as its transfer agent in Luxembourg and Dexia Banque Internationale à Luxembourg société anonyme as its Paying Agent in Luxembourg.

        (c)         The Issuer shall enter into an appropriate agency agreement with any Registrar, Paying Agent or transfer agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar, Paying Agent or transfer agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Restricted Subsidiary may act as Paying Agent, Registrar, or transfer agent.

        (d)         The Issuer may change any Registrar, Paying Agent or transfer agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar, Paying Agent or transfer agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall, to the extent that it determines that it is able, serve as Registrar, Paying Agent or transfer agent until the appointment of a successor in accordance with clause (i) above; provided, further, that in no event may the Issuer appoint a Paying Agent in any member state of the European Union where the Paying Agent would be obliged to withhold or deduct tax in connection with any payment made by it in relation to the Securities unless the Paying Agent would be so obliged if it were located in all other member states. The Registrar or Paying Agent may resign by providing 30 days written notice to the Issuer and the Trustee. For so long as the Securities are listed on the Luxembourg Stock Exchange and its rules so require, the Issuer will publish a notice of any change of Paying Agent, Registrar or transfer agent in a newspaper having a general circulation in Luxembourg.

        SECTION 2.04. Paying Agent to Hold Money in Trust. No later than 10:00 a.m. London time on the Business Day immediately preceding each due date of the principal of and interest on any Security, the Issuer shall deposit with the Paying Agent (or if the Issuer, the Company or a Restricted Subsidiary of the Company is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Securities, and shall notify the Trustee of any default by the Issuer in making any such payment. If the Issuer or a Restricted Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

        SECTION 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

        SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with the Appendix. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Securities at the Registrar's request. The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Issuer shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

        Prior to the due presentation for registration of transfer of any Security, the Issuer, the Guarantors, the Trustee, the Paying Agent, and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and (subject to paragraph 2 of the Securities) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, any Guarantor, the Trustee, the Paying Agent, or the Registrar shall be affected by notice to the contrary.

        Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

        All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

        SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform

Commercial Code are met, such that the Holder (a) notifies the Issuer or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Security including fees and expenses of counsel. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Issuer in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

        Every replacement Security is an additional obligation of the Issuer.

        The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

        SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 12.04, a Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

        If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

        If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such amount to the Holders on that date pursuant to the terms of this Indenture or the Intercreditor Agreement, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

        SECTION 2.09. Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Issuer, without charge to the Holder.

        SECTION 2.10. Cancellation. The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Securities in accordance with its customary procedures or deliver canceled Securities to the Issuer pursuant to written direction by an Officer of the Issuer. Certification of the destruction of all canceled Securities shall be delivered to the Issuer. The Issuer may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

        SECTION 2.11. Defaulted Interest. If the Issuer defaults in a payment of interest on the Securities, the Issuer shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Issuer shall promptly mail or cause to be mailed to each Holder and the Trustee a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

        SECTION 2.12. Common Codes and ISIN Numbers. The Issuer in issuing the Securities may use Common Codes and ISIN numbers (if then generally in use) and, if so, the Trustee shall use Common Codes and ISIN numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee of any change in the Common Code or ISIN numbers.

ARTICLE 3

Redemption

        SECTION 3.01. Notices to Trustee. If the Issuer elects to redeem Securities pursuant to paragraph 5 or 6 of the Securities, it shall notify the Trustee of the redemption date and the principal amount of Securities to be redeemed and the section of the Security pursuant to which the redemption will occur.

        The Issuer shall give each notice to the Trustee provided for in this Article 3 at least 30 days, but not more than 60 days, before the redemption date. In the case of a redemption pursuant to paragraph 5 of the Securities, such notice shall be accompanied by an Officers' Certificate from the Issuer to the effect that such redemption will comply with the conditions herein.

        In the case of a redemption provided for by paragraph 6 of the Security, prior to the publication of any such notice of redemption, the Issuer will deliver to the Trustee (i) an Officers' Certificate stating that the Issuer, or the Guarantor, as applicable, cannot avoid its obligations to pay Additional Amounts by taking reasonable measures available to it and (ii) an Opinion of Counsel from independent tax counsel to the effect that the Issuer or the Guarantor, as applicable, has or will become obligated to pay such Additional Amounts as a result of a change in the tax laws or regulations or the application or interpretation of such laws or regulations. The Trustee will accept such Officers' Certificate and Opinion of Counsel as sufficient existence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the Holders. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

        SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall arrange for the selection of the Securities to be redeemed as follows: (i) if the Securities to be purchased or redeemed are listed on any securities exchange, in compliance with the requirements of the principal securities exchange on which the Securities are listed as confirmed to the Trustee by the Issuer; or (ii) if the rules of any such exchange do not provide any such requirements or if the Securities to be redeemed or purchased are not listed on any securities exchange, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate and in accordance with the applicable procedures of Euroclear and Clearstream. The Trustee may select for redemption portions of the principal amount of Securities that have denominations larger than €50,000. Securities and portions of them the Trustee selects shall be in principal amounts of €1,000 or a whole multiple of €1,000; provided, however, that, after giving effect to such redemption, the applicable outstanding Security shall have a denomination of no less than €50,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Issuer promptly of the Securities or portions of Securities to be redeemed.

        SECTION 3.03. Notice of Redemption. (a) At least 30 days, but not more than 60 days before a date for redemption of Securities, the Issuer shall deliver a notice of redemption to Euroclear and Clearstream, as applicable, for communication to entitled account Holders or, alternatively, publish such notice of redemption in a leading English language daily newspaper published in the City of London or such other English language daily newspaper with general circulation in Europe as the Trustee may approve. So long as the Securities are listed on the Luxembourg Stock Exchange and its rules so require, all notices to Holders will also be published in the Luxemburger Wort or in another daily newspaper published in Luxembourg approved by the Trustee. In the case of Definitive Securities, notices will be mailed to Holders by first-class mail at their respective addresses as they appear on the records of the Registrar. Notices given by publication will be deemed given on the first date on which publication is made. Notices delivered to Euroclear and Clearstream will be deemed given on the date when delivered. Notices given by first class mail, postage paid, will be deemed given five calendar days after mailing whether or not the addressee receives it; provided, however, that any notice of a redemption provided for by paragraph 6 of the Securities shall not be given earlier than 90 days prior to the earliest date on which the Issuer or a Guarantor, as the case may be, would be obligated to make a payment of Additional Amounts were a payment in respect of the Securities then due and payable and unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect.

The notice shall identify the Securities to be redeemed and shall state:

(1)         the redemption date;

(2)         the redemption price, and, if applicable, the appropriate calculation of such redemption price and the amount of accrued interest to the redemption date;

(3)         the name and address of the Paying Agent;

(4)         that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5)         if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed;

(6)         that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7)         the Common Codes or ISIN number, if any, printed on the Securities being redeemed; and

(8)         that no representation is made as to the correctness or accuracy of the Common Codes or ISIN number, if any, listed in such notice or printed on the Securities.

        (b)         At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's expense. In such event, the Issuer shall provide the Trustee with the information required and within the time periods specified by this Section.

        SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is delivered, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest, if any, to the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

        SECTION 3.05. Deposit of Redemption Price. No later than 10:00 a.m. London time on the Business Day immediately preceding the redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Restricted Subsidiary of the Issuer is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Issuer to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Securities or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest, if any, on, the Securities to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

        SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE 4

Covenants

        SECTION 4.01. Payment of Securities. The Issuer shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

        The Issuer shall pay interest on overdue principal at the rate specified therefor in the Securities. The Issuer shall pay interest on overdue installments of interest at the same rate to the extent lawful.

        SECTION 4.02. Limitation on Indebtedness. (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Issuer and Restricted Subsidiaries of the Company (other than Midco) will be entitled to Incur Indebtedness, and the Company and Finance Subsidiaries will be entitled to Incur Permitted Subordinated Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis the Consolidated Leverage Ratio would be less than 5.0 to 1.0; provided further, however, that neither the Company nor any Restricted Subsidiary shall Incur Public Debt pursuant to this clause (a) other than Permitted Public Debt.

        (b)         Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries will be entitled to Incur any or all of the following Indebtedness:

        (1)         Indebtedness Incurred pursuant to the Credit Agreement; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed CZK 7,865 million less the sum of all principal payments made (or deemed to be made) from time to time after the Issue Date with respect to such Indebtedness pursuant to Section 4.05 (a)(3), (b)(3) or (c)(1);

        (2)         Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness by the holder of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon, (B) if the Issuer is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities, and (C) if a Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such Guarantor with respect to its Guarantee;

        (3)         the Securities;

        (4)         Indebtedness outstanding on the Issue Date (other than Indebtedness under Section 4.02(b)(1), (2) or (3));

        (5)         Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company or a Restricted Subsidiary (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company or a Restricted Subsidiary); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, (A) the Company would have been entitled to Incur at least €1.00 of additional Indebtedness pursuant to Section 4.02(a) or (B) the Consolidated Leverage Ratio would not be greater than it was immediately prior to giving effect to such acquisition;

        (6)         Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.02 (a) or Section 4.02(b)(3), (4), (5) or (6); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Restricted Subsidiary Incurred pursuant to Section 4.02(b) (5), such Refinancing Indebtedness shall be Incurred only by such Restricted Subsidiary, the Issuer or a Guarantor (other than Midco);

        (7)         Indebtedness of the Company or any Restricted Subsidiary (other than Midco) owed to a national government or agency thereof Incurred in connection with deferred payment arrangements in respect of the acquisition of a telecommunications license in an aggregate principal amount which, when added together with the amount of other Indebtedness Incurred pursuant to this Section 4.02(b) (7) and then outstanding, does not exceed the amount of Indebtedness permitted to be Incurred at the time under Section 4.02(b)(1);

        (8)         Hedging Obligations consisting of (A) Interest Rate Agreements related to Indebtedness permitted to be Incurred by the Company and its Restricted Subsidiaries pursuant to this Indenture or (B) Currency Agreements in the ordinary course of financial management of the Company and its Restricted Subsidiaries and not for speculative purposes;

        (9)         obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

        (10)         Indebtedness arising from the honouring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

        (11)         Indebtedness constituting reimbursement obligations with respect to letters of credit, bankers' acceptances or other similar instruments or obligations issued in the ordinary course of business, including letters of credit in respect of workers' compensation claims or other Indebtedness Incurred with respect to reimbursement-type obligations regarding workers' compensation claims or claims arising under similar legislation and not in connection with the borrowing of money or the obtaining or advance of credit; provided that, upon the drawing or other funding of such letters of credit or other instruments or obligations, such drawings or fundings are reimbursed within 30 days following such drawing or funding;

        (12)         Indebtedness arising from agreements of the Company or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the disposition of any business, assets or Capital Stock of a Subsidiary, other than guarantees of Indebtedness Incurred or assumed by any Person acquiring all or any portion of such business, assets or Capital Stock of a Subsidiary for the purpose of financing such acquisition; provided, however, that (A) such Indebtedness shall not be permitted under this Section 4.02(b)(12) to the extent that it is reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this Section 4.02(b)(12)(A)) and (B) the maximum liability of the Company and its Restricted Subsidiaries in respect of all such Indebtedness in respect of any disposition shall at no time exceed the gross proceeds, including the Fair Market Value of non-cash proceeds or obligations (measured at the time received without giving effect to any subsequent changes in value), actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

        (13)         Subordinated Shareholder Debt Incurred by the Company or any Restricted Subsidiary (other than Midco);

        (14)         Indebtedness constituting unsecured promissory notes of the Company or any Restricted Subsidiary (other than Midco) owed to employees, former employees, directors or former directors of the Company or its Subsidiaries in connection with the purchase, acquisition or redemption of shares of Capital Stock of the Company or any of its Subsidiaries or of a Parent Company (or any such Indebtedness owed to a Parent Company or any of its Subsidiaries that provided funds for any such purchase, acquisition or redemption) in an aggregate principal amount which, when added together with the amount of Indebtedness Incurred pursuant to this Section 4.02(b)(14) and then outstanding, does not exceed €5 million; provided, however, that (A) if the Issuer is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities and (B) if a Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such Guarantor with respect to its Guarantee;

        (15)         Indebtedness owed by the Company or any Restricted Subsidiary to any Person providing workmen's compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Company or any or its Restricted Subsidiaries;

        (16)         Indebtedness consisting of (A) the Guarantee of the Securities by a Guarantor, (B) a guarantee by the Issuer or a Guarantor (other than Midco) of Indebtedness Incurred pursuant to Section 4.02(a), provided that if such Indebtedness is Permitted Subordinated Indebtedness, such guarantee shall be a Subordinated Guarantee, (C) a guarantee by the Issuer or a Guarantor of Indebtedness Incurred pursuant to Section 4.02(b)(1), (2), (3), (4), (6) (to the extent that such Refinancing Indebtedness directly or indirectly Refinances Indebtedness Incurred pursuant to Section 4.02(b)(3)) or Section 4.02(b)(8), (D) a guarantee by the Issuer or a Guarantor (other than Midco) of Indebtedness Incurred by the Issuer or a Guarantor (other than Midco) pursuant to Section 4.02(b)(5), (7), (9), (11), (12), (14), (15), (17) or (19), or (E) a guarantee by the Issuer or a Guarantor (other than Midco) of Indebtedness Incurred pursuant to Section 4.02(b)(6) to the extent that the Refinancing Indebtedness Incurred thereunder directly or indirectly Refinances Indebtedness Incurred pursuant to Section 4.02(a) (provided that if such Indebtedness is Permitted Subordinated Indebtedness, such guarantee shall be a Subordinated Guarantee) or pursuant to Section 4.02(b)(4), (5) or (6) (if the Indebtedness being Refinanced is Incurred by the Issuer or a Guarantor);

        (17)         Capital Lease Obligations, Attributable Debt and other Purchase Money Indebtedness Incurred to finance the acquisition by the Company or a Restricted Subsidiary (other than Midco) of assets in the ordinary course of business, and any Refinancing Indebtedness Incurred to Refinance such Indebtedness, in an aggregate principal amount which, when added together with the amount of Indebtedness Incurred pursuant to this Section 4.02(b)(17) and then outstanding, does not exceed the greater of €25 million and 5% of the Consolidated Tangible Assets of the Company and its Restricted Subsidiaries;

        (18)         Subordinated Proceeds Loans; and

        (19)         Indebtedness of the Company or any Restricted Subsidiary (other than Midco) in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by Section 4.02(b)(1) through (18) above or Section 4.02(a)) does not exceed €50.0 million.

Notwithstanding the foregoing paragraph (b), neither the Company nor any Restricted Subsidiary shall in any case Incur Public Debt pursuant to paragraph (b) other than Permitted Public Debt Incurred pursuant to Section 4.02(b)(1), (3), (5), (6) (to the extent that the Refinancing Indebtedness Incurred thereunder directly or indirectly Refinances Indebtedness Incurred pursuant to Section 4.02(b)(3),(5) or (6)), (16) or (19) (provided any Public Debt Incurred pursuant to Section 4.02(b)(19) is Permitted Subordinated Indebtedness of the Company or a Finance Subsidiary).

        (c)         Notwithstanding the foregoing, neither the Issuer nor any Guarantor will Incur any Indebtedness pursuant to the foregoing Section 4.02(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Issuer or any Guarantor unless such Indebtedness shall be subordinated to the Securities or the applicable Guarantee to at least the same extent as such Subordinated Obligations.

        (d)         For purposes of determining compliance with Section 4.02:

        (1)         any Indebtedness outstanding under the Credit Agreement will be treated as Incurred on the Issue Date under Section 4.02(b)(1) above;

        (2)         in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described in this Section 4.02, the Issuer, in its sole discretion, will be permitted to classify and reclassify such item of Indebtedness (or any portion thereof) from time to time; and

        (3)         the Issuer will be entitled to divide and classify an item of

        Indebtedness in more than one of the types of Indebtedness described in this Section 4.02.

        (e)         For purposes of determining compliance with any euro denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the Euro Equivalent, determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to euros, covering principal payable on such Indebtedness, the amount of such Indebtedness expressed in euros will be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced will be the Euro Equivalent of the Indebtedness Refinanced, except to the extent that (1) such Euro Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the Euro Equivalent of such excess, as appropriate, will be determined on the date such Refinancing Indebtedness is Incurred. Notwithstanding any other provision of this Section 4.02, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

        SECTION 4.03. Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly to, make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

        (1)         a Default shall have occurred and be continuing (or would result therefrom);

        (2)         the Company is not entitled to Incur an additional €1.00 of Indebtedness pursuant to Section 4.02(a); or

        (3)         the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date (including the Restricted Payments permitted by Section 4.03(b)(3)) would exceed the sum of (without duplication):

        (A)         50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter for which consolidated financial statements of the Company have been provided to Holders pursuant to this Indenture prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

        (B)         100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees (to the extent funded by the Company or any of its Subsidiaries)) and 100% of any cash capital contribution received by the Company from its shareholders subsequent to the Issue Date; plus

        (C)         the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees (to the extent funded by the Company or any of its Subsidiaries)); plus

        (D)         an amount equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (and not dividends and distributions out of profits), in each case received by the Company or any Restricted Subsidiary, and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary; plus

        (E)         100% of the cash received by the Company or a Restricted Subsidiary (other than Midco) in connection with the Incurrence of any Subordinated Shareholder Debt.

        (b)         The preceding provisions will not prohibit:

        (1)         any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees (to the extent funded by the Company or any of its Subsidiaries)) or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided, however, that the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 4.03(a)(3)(B);

        (2)         any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Indebtedness of the Company or a Restricted Subsidiary which is permitted to be Incurred pursuant to Section 4.02;

        (3)         dividends paid within 12 months after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom);

        (4)         so long as no Default has occurred and is continuing, the purchase, redemption or other acquisition of shares of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such Restricted Payments (excluding amounts representing cancellation of Indebtedness) shall not exceed €1.0 million in any calendar year (with any unused portion of such €1.0 million with respect to a calendar year carried over);

        (5)         the declaration and payments of dividends on Disqualified Stock issued pursuant to Section 4.02; provided, however, that at the time of payment of such dividend, no Default shall have occurred and be continuing (or result therefrom);

        (6)         repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options;

        (7)         cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; provided, however that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this subheading (as determined in good faith by the Board of Directors);

        (8)         in the event of a Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or any Restricted Subsidiary, in each case, at a purchase price not greater than 101% of the principal amount (or, if such Subordinated Obligations were issued with original issue discount, not greater than 101% of the accreted value) of such Subordinated Obligations, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Issuer (or a third party to the extent permitted by this Indenture) has made a Change of Control Offer with respect to the Securities as a result of such Change of Control and has repurchased all

Securities validly tendered and not withdrawn in connection with such Change of Control Offer;

        (9)         repayment, repurchase, redemption, defeasance or other acquisition or other retirement for value of intercompany subordinated Indebtedness, the Incurrence of which was permitted under Section 4.02(b)(2); provided, however, that no Default has occurred and is continuing or would otherwise result therefrom;

        (10)         in the event of an Asset Disposition that requires the Issuer to offer to repurchase Securities pursuant to Section 4.05, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Issuer or any Guarantor, in each case, at a purchase price not greater than 100% of the principal amount (or, if such Subordinated Obligations were issued with original issue discount, not greater than 100% of the accreted value) of such Subordinated Obligations, plus any accrued and unpaid interest thereon; provided, however, that (A) prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Issuer has made an offer with respect to the Securities pursuant to Section 4.05 and has repurchased all Securities validly tendered and not withdrawn in connection with such offer and (B) the aggregate amount of all such payments, purchases, redemptions, defeasances or other acquisitions or retirements of all such Subordinated Obligations may not exceed the amount of Net Available Cash remaining after giving effect to the offer with respect to the Securities and any other Senior Secured Indebtedness included in such offer;

        (11)         payments by the Company to a Parent Company pursuant to any tax sharing agreement between them described in Section 4.08(b)(12), but only in amounts that otherwise would have been payable as income taxes by the Company attributable to the business of the Company and its Restricted Subsidiaries; and

        (12)         Restricted Payments (other than Restricted Payments permitted pursuant to Section 4.03(a) or (b) (1) through (11)) in an amount which, when taken together with all Restricted Payments made pursuant to this Section 4.03(b)(12), do not exceed €25.0 million; provided, however, that at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom).

        SECTION 4.04. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any Indebtedness, other than Permitted Liens.

        SECTION 4.05. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition of Collateral unless:

        (1)         the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition;

        (2)         at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and

        (3)         an amount equal to 100% of the Net Available Cash received by the Company or any of its Restricted Subsidiaries from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) at the Company's election:

(A)         to repay Senior Secured Indebtedness of the Issuer under the Credit Agreement; provided that a permanent cancellation of the undrawn commitment under the Credit Agreement shall be deemed to be a repayment of Secured Senior Indebtedness to the extent of such cancellation for purposes of this Section 4.05(a)(3)(A);

(B)         to acquire Additional Assets, which Additional Assets are concurrently with their acquisition added to the Collateral securing the Securities; provided, however, that to the extent that the Additional Assets acquired by the Company and its Restricted Subsidiaries as a result of such Asset Disposition constitute the Capital Stock of any Person, assets of such Person that are Collateral and qualify as "Additional Assets" pursuant to clause (1) of the definition thereof with a Fair Market Value that is equal to or greater than the Net Available Proceeds received by the Company or any of its Restricted Subsidiaries in respect of the Collateral that is the subject of such Asset Disposition are concurrently with the acquisition added to the Collateral securing the Securities; or

(C)         to make (or to cause a Restricted Subsidiary to make) an offer to the holders of the Securities and to holders of any other Senior Secured Indebtedness to purchase Securities and purchase or repay such Senior Secured Indebtedness of the Company or a Restricted Subsidiary pursuant to and subject to the conditions contained in this Indenture and in such proportionate amounts as the Company shall determine in its discretion, in each case, within twelve months from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that in connection with any prepayment, repayment or purchase of Senior Secured Indebtedness pursuant to clauses (A) and (C) above, the obligor of such Senior Secured Indebtedness shall permanently retire such Senior Secured Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

Notwithstanding the foregoing provisions of this Section 4.05(a), the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this Section 4.05 except to the extent that the aggregate Net Available Cash from all Asset Dispositions of Collateral which is not applied in accordance with this Section 4.05(a) exceeds €10.0 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.

        (b)         The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition (other than an Asset Disposition of Collateral) unless:

        (1)         the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (including as to the value of all non-cash consideration) of the shares and assets subject to such Asset Disposition;

        (2)         at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and

        (3)         an amount equal to 100% of the Net Available Cash received by the Company or any of its Restricted Subsidiaries from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be):

        (A)         to prepay, repay, redeem or purchase Senior Indebtedness of the Company or a Restricted Subsidiary within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided that a permanent cancellation of the undrawn commitment under the Credit Agreement shall be deemed to be a repayment of Senior Indebtedness to the extent of such cancellation for purposes of this clause (b)(3)(A);

        (B)         to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; or

        (C)         to make (or to cause a Restricted Subsidiary to make) an offer to the holders of the Securities (and to holders of other Senior Indebtedness of the Issuer designated by the Company) to purchase Securities (and such other Senior Indebtedness of the Company or a Restricted Subsidiary) pursuant to and subject to the conditions contained in this Indenture;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to Section 4.05(b)(3) (A) or (C), the obligor of such Indebtedness shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

Notwithstanding the foregoing provisions of this Section 4.05(b), the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with Section 4.05(b) exceeds €10.0 million. Pending application of Net Available Cash pursuant to Section 4.05, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.

For the purposes of Section 4.05, the following are deemed to be cash or cash equivalents:

        (1)         the permanent assumption or discharge of Indebtedness of the Company or any Restricted Subsidiary; and

        (2)         securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days of the receipt thereof, to the extent of cash received in that conversion.

        (c)         If the Company or any Restricted Subsidiary suffers an Event of Loss, an amount equal to 100% of the Net Available Cash received by the Company or any of its Restricted Subsidiaries from such Event of Loss shall be applied by the Company (or such Restricted Subsidiary, as the case may be) at the Company's election:

        (1)         to repay Senior Secured Indebtedness of the Issuer under the Credit Agreement; provided that a permanent cancellation of the undrawn commitment under the Credit Agreement shall be deemed to be a repayment of Senior Secured Indebtedness to the extent of such cancellation for purposes of this Section 4.05(c)(1); or

        (2)         to acquire Additional Assets; provided, however, that (x) to the extent that the Additional Assets acquired by the Company or its Restricted Subsidiaries as a result of such Event of Loss qualify as "Additional Assets" pursuant to clause (1) of the definition thereof and are Collateral, such Additional Assets are concurrently with their acquisition added to the Collateral securing the Securities and (y) to the extent that the Additional Assets acquired by the Company and its Restricted Subsidiaries as a result of such Event of Loss constitute the Capital Stock of any Person, assets that are Collateral of such Person that qualify as "Additional Assets" pursuant to clause (1) of the definition thereof are concurrently with the acquisition added to the Collateral securing the Securities; or

        (3)         to make (or cause a Restricted Subsidiary to make) an offer to the holders of the Securities and to holders of any other Senior Secured Indebtedness to purchase Securities and purchase or repay such Senior Secured Indebtedness of the Company or a Restricted Subsidiary pursuant to and subject to the conditions contained in this Indenture and in such proportionate amounts as the Company shall determine in its discretion, in each case, within twelve months from the later of the date of such Event of Loss or the receipt of such Net Available Cash; provided, however, that in connection with any prepayment, repayment or purchase of Senior Secured Indebtedness pursuant to Section 4.05(c)(1) and (3) above, the obligor on such Indebtedness shall permanently retire such Senior Secured Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

Notwithstanding the foregoing provisions of this Section 4.05(c), the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Events of Loss which is not applied in accordance with this Section 4.05(c) exceeds €10.0 million. Pending application of Net Available Cash pursuant to Section 4.05, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.

        (d)         In the event of an Asset Disposition or an Event of Loss that requires or permits the purchase of Securities other Senior Secured Indebtedness or Senior Indebtedness pursuant to Section 4.05(a)(3)(C), (b)(3)(C) or (c)(3), the Company or a Restricted Subsidiary will purchase Securities tendered pursuant to an offer by the Issuer for the Securities and such other Senior Secured Indebtedness or Senior Indebtedness at a purchase price of 100% of their principal amount (or, in the event such other Senior Secured Indebtedness or Senior Indebtedness was issued with original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest plus customary breakage fees, if applicable (or, in respect of such other Senior Secured Indebted or Senior Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Secured Indebtedness or Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company or such Restricted Subsidiary will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Securities will be denominations of €1,000 principal amount or multiples thereof. The Company shall not be required to make such an offer to purchase Securities pursuant to this covenant if the Net Available Cash available therefor is less than €10.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition or Event of Loss). Upon completion of such an offer to purchase, Net Available Cash will be deemed to be reduced by the aggregate amount of such offer.

        (e)         The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to Section 4.05. To the extent that the provisions of any securities laws or regulations conflict with provisions of Section 4.05, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 4.05 by virtue of its compliance with such securities laws or regulations.

        SECTION 4.06. Change of Control. (a) If a Change of Control occurs, subject to the terms described under this Section 4.06, each Holder will have the right to require the Issuer to repurchase all of such Holder's Securities at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        (b)         No later than the date which is 30 days after a Change of Control, the Issuer will (or will cause the Trustee, at the expense of the Issuer, to) mail a notice (the "Change of Control Offer") to each Holder. If and for so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, the Issuer will publish a copy of such notice in a newspaper of general circulation in Luxembourg. Such notice shall contain the following information:

        (1)         that a Change of Control has occurred and that such Holder has the right to require the Issuer to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

        (2)         the circumstances and relevant facts regarding such Change of Control (including, without limitation, to the extent that would be material to Holders of the Securities, information with respect to pro forma historical income, cash flow and capitalization, in case after giving effect to such Change of Control;

        (3)         the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is given (the "Change of Control Payment Date");

        (4)         any Security not properly tendered will remain outstanding and continue to accrue interest;

        (5)         unless the Issuer defaults in the payment of the Change of Control Payment, all Securities accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

        (6)         Holders electing to have any Securities purchased pursuant to a Change of Control Offer will be required to surrender the Securities, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Securities completed, to the Paying Agent at the address specified in the notice or to the Paying Agent at its office in Luxembourg prior to the close of business on the third Business Day preceding the Change of Control Payment Date; provided, however, that in relation to any Book Entry Interest, a holder of such Book Entry Interests may exercise its option to have such Book Entry Interest purchased through the facilities of Euroclear and/or Clearstream, as applicable, in each case, subject to their rules and regulations;

        (7)         Holders will be entitled to withdraw their tendered Securities and their election to require the Issuer to purchase such Securities if the Paying Agent receives, not later than the close of business on the last day of the Offer Period (as defined in this Indenture), a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities tendered for purchase, and a statement that such Holder is withdrawing its tendered Securities and its election to have such Securities purchased; and

        (8)         if applicable, a Holder whose Definitive Securities are being purchased in part will be issued new Definitive Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must have a minimum principal amount of €50,000 and be an integral multiple of €1,000.

        (c)         The Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations, including any securities laws of Luxembourg and the Czech Republic, to the extent such laws or regulations are applicable in connection with the repurchase of the Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

        (d)         On the Change of Control Payment Date, if the Change of Control shall have occurred, the Issuer will, to the extent permitted by law:

        (1)         accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer;

        (2)         deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Securities or portions thereof so tendered;

        (3)         deliver, or cause to be delivered, to the Trustee an Officers' Certificate in form and substance satisfactory to the Trustee setting forth the Securities or portions thereof that have been tendered to and purchased by the Issuer in the Change of Control Offer;

        (4)         deliver, or cause to be delivered, to the Paying Agent the Global Securities in order to reflect thereon the portion of such Securities or portions thereof that have been tendered to and purchased by the Issuer; and

        (5)         deliver, or cause to be delivered, to the relevant Registrar for cancellation all Definitive Securities accepted for purchase by the Issuer.

        (e)         The Paying Agent will promptly mail to each Holder of Definitive Securities properly tendered the Change of Control Payment for such Securities, and the Trustee will promptly authenticate and mail to each Holder of Definitive Securities a new Security equal in principal amount to any unpurchased portion of the Securities surrendered; provided that each such new Security will be in a principal amount that is at least €50,000 and an integral multiple of €1,000. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        (f)         Subject to Article 8 or a notice of redemption being given in respect of all of the Securities pursuant to Article 3, the provisions described in this Section 4.06 that require the Issuer to make a Change of Control Offer will be applicable whether or not any other provisions of this Indenture are applicable.

        (g)         The Issuer will not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Securities properly tendered and not withdrawn under such Change of Control Offer.

        (h)         If less than all of the Securities are to be purchased at any time pursuant to this Section 4.06, the Securities will be selected for purchase as follows:

        (1)         if the Securities to be purchased are listed on any securities exchange, in compliance with the requirements of the principal securities exchange on which the Securities are listed; or

        (2)         if the rules of any such exchange do not provide any such requirements or if the Securities to be purchased are not listed on any securities exchange, on a pro rata basis, by lot or by such other method as the Issuer deems fair and appropriate and in accordance with the applicable procedures of Euroclear and Clearstream.

        (i)         No Security shall be repurchased in part if the resulting Security would have a denomination that is less than €50,000 or other than an integral multiple of €1,000.

        (ii)         Notices of purchase shall be given to each Holder pursuant to the procedures described below under Section 12.01.

        (iii)         If any Security is to be purchased in part only, any notice of purchase that relates to such Security shall state the portion of the principal amount thereof that has been or is to be purchased. In relation to Definitive Securities, a new Security in principal amount equal to the unpurchased portion of any Security purchased in part will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after any purchase date, unless the Issuer defaults in payment of the purchase price, interest shall cease to accrue on Securities or portions thereof tendered for purchase.

        SECTION 4.07. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of (a)(1) any Restricted Subsidiary of the Issuer to pay dividends or make any other distributions on its Capital Stock to the Issuer or pay any Indebtedness owed to the Issuer or (2) any other Restricted Subsidiary (other than the Issuer or a Guarantor) to pay dividends or make any other distribution on its Capital Stock to the Company or pay any Indebtedness owed to the Company, (b)(1) any Restricted Subsidiary of the Issuer to make any loans or advances to the Issuer or (2) any other Restricted Subsidiary (other than the Issuer or a Guarantor) to make any loans or advances to the Company, or (c)(1) any Restricted Subsidiary of the Issuer to transfer any of its property or assets to the Issuer or (2) any other Restricted Subsidiary (other than the Issuer or a Guarantor) to transfer any of its property or assets to the Company except:

(1)         with respect to clauses (a), (b) and (c),

        (A)         any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

        (B)         any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

        (C)         any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A) (including the Credit Agreement) or (B) of clause (1) of this covenant or this clause (C) or contained in any amendment to an agreement referred to in clause (A) or (B) of clause (1) of this covenant or this clause (C); provided, however, that (i) the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favourable to the Securityholders in any material respect than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements or (ii)(A) the Board of Directors of the Company determines in good faith that such encumbrances or restrictions are not more disadvantageous to the Securityholders in any material respect than is customary in comparable financings or agreements at the time any such Indebtedness is Incurred (and at the time of any amendment of the terms of any such encumbrance or restriction) and (B) the Board of Directors of the Company determines in good faith at the time any such Indebtedness is Incurred (and at the time of any amendment of the terms of any such encumbrance or restriction) that any such encumbrance or restriction is not reasonably expected to materially affect the Issuer's or the Company's ability to make timely payment of interest, premium (if any) or principal on the Securities when due;

        (D)         any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

        (E)         any encumbrance or restriction contained in an agreement with respect to any Indebtedness permitted to be Incurred subsequent to the date of this Indenture pursuant to Section 4.02; provided, however, that (i) such encumbrance or restriction is ordinary and customary with respect to the type of Indebtedness being Incurred (under the relevant circumstances) and, in any event, not materially more restrictive on the ability of the applicable Restricted Subsidiary to make the dividends, distributions, loans, advances or transfers referred to above than the most restrictive encumbrance or restriction contained in any agreement with respect to Indebtedness then outstanding and entered into in compliance with this covenant or (ii)(A) the Board of Directors of the Company determines in good faith that such encumbrances or restrictions are not more disadvantageous in any material respect to the Holders of the Securities than is customary in comparable financings or agreements at the time any such Indebtedness is Incurred (and at the time of any amendment of the terms of any such encumbrance or restriction) and (B) the Board of Directors of the Company determines in good faith at the time any such Indebtedness is Incurred (and at the time of any amendment of the terms of any such encumbrance or restriction) that any such encumbrance or restriction is not reasonably expected to materially affect the Issuer's or the Company's ability to make timely payment of interest, premium (if any) or principal on the Securities when due;

        (F)         restrictions on cash or other deposits or net worth imposed by customers or vendors under contracts entered into in the ordinary course of business;

        (G)         any encumbrance or restriction pursuant to applicable law or any applicable rule, regulation or order or any governmental or regulatory authority; and

        (H)         customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business; and

(2)         with respect to clause (c) only,

        (A)         any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; and

        (B)         any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages.

        SECTION 4.08. Limitation on Affiliate Transactions. (a) The Company will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless:

        (1)         the terms of the Affiliate Transaction are no less favourable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;

        (2)         if such Affiliate Transaction involves an amount in excess of €5.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee members of the Board of Directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and

        (3)         if such Affiliate Transaction involves an amount in excess of €10.0 million, the Board of Directors of the Company shall also have received a written opinion from a Qualified Financial Advisor to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favourable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

        (b)         The provisions of Section 4.08(a) will not prohibit:

        (1)         any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to Section 4.03 unless otherwise specifically described and qualified in another clause of this paragraph (b);

        (2)         any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, employee benefit plans, retirement savings plans, stock options and stock ownership plans approved by the Board of Directors;

        (3)         loans or advances to employees in the ordinary course of business, but in any event not to exceed €2.0 million in the aggregate outstanding at any one time;

        (4)         the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries and the implementation of indemnification and similar arrangements in favour of directors of the Company;

        (5)         any transaction with the Company, a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

        (6)         the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company;

        (7)         payments to a Parent Company and its Affiliates under any agreement of the Company or a Restricted Subsidiary as in effect on the Issue Date and disclosed in the Offering Memorandum under the caption "Certain Relationships and Related Party Transactions" and any amendment, restatement or replacement on substantially the same terms after the Issue Date (so long as such amendment, restatement or replacement is not disadvantageous to the holders of the Securities in any material respect) to or of any such agreement; provided, however, that the amount paid under such disclosed agreements for management and technical services described in Section 4.08(b)(8), when taken together with all payments made under Section 4.08(b)(8), do not exceed €3 million in the aggregate in any calendar year;

        (8)         payments made to a Parent Company and its Affiliates for management and technical services, including, without limitation, network-related services, marketing, financial, legal and project management services in an amount, when taken together with all payments made for the same services under the agreements described in Section 4.08(b)(7) do not exceed €3 million in the aggregate in any calendar year; provided, however, that the Parent Company or its Affiliates also may be paid a profit margin not to exceed 10% of the total cost to the Parent Company or its Affiliates of providing such services under this Section 4.08(b)(8) or the agreements described in Section 4.08(b)(7);

        (9)         payments to a Parent Company and its Affiliates made under secondment agreements entered into by the Company or its Restricted Subsidiaries with the Parent Company or its Affiliates, provided that such payments shall only be made in respect of duties performed by seconded employees on behalf of the Company or its Restricted Subsidiaries; provided further, that the Parent Company or its Affiliates may be paid a profit margin not to exceed 10% of the total cost to the Parent Company or its Affiliates of the employment of the seconded employees;

        (10)      payments to a Parent Company and its Affiliates in respect of expenses incurred by such parties on behalf of the Company or its Subsidiaries from third-party contractors, insurance providers or service providers; provided that such expenses are incurred by the Parent Company or its Affiliates in the ordinary course of the business of the Company and its Restricted Subsidiaries and are directly related to the business of the Company and its Restricted Subsidiaries;

        (11)       loans, guarantees, hedging obligations, underwriting agreements and financial advisory agreements entered into with Affiliates of the Company that are investment banks, commercial banks or other institutional banks, commercial banks or other institutional lenders, in each case which are nationally recognized in the United States or otherwise internationally recognized; and

        (12)       any payments or other transactions pursuant to any tax-sharing agreement between the Company and any Parent Company with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes.

        SECTION 4.09. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company (1) will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than the Company or a Wholly Owned Subsidiary), and (2) will not permit any Restricted Subsidiary to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' or other legally required qualifying shares) to any Person (other than to the Company or a Wholly Owned Subsidiary), unless (in each case other than with respect to the Capital Stock of Midco or the Issuer)

        (A)         such sale, lease, transfer, issuance or other disposition is a sale or issuance of the common stock of such Restricted Subsidiary and, after giving effect to the consummation thereof, either the Company or its Wholly Owned Subsidiaries own (i) more than 50% of the outstanding Voting Stock of such Restricted Subsidiary and more than 50% of the economic interest in such Restricted Subsidiary or (ii) none of the outstanding Capital Stock of such Restricted Subsidiary; and

        (B)         such sale, lease, transfer, issuance or other disposition complies with Section 4.09.

For purposes of this Section 4.09, the creation of a Permitted Lien on any Capital Stock of a Restricted Subsidiary to secure Indebtedness of the Company or any of its Restricted Subsidiaries will not be deemed to be a violation of this covenant; provided, however, that any sale or other disposition by the secured party of such Capital Stock following foreclosure of its Lien will be subject to this covenant.

        SECTION 4.10. Future Guarantors. (a) The Company and the Issuer shall cause any Restricted Subsidiary that after the Issue Date is or becomes a Material Subsidiary to execute and deliver a Guarantee Agreement providing for the Guarantee of the Securities and the Issuer's other obligations under this Indenture by such Restricted Subsidiary.

        (b)         The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, to guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company, the Issuer or any Guarantor unless such incurrence or Lien is permitted by Sections 4.02 and 4.04, as applicable, and such Restricted Subsidiary (if not already a Guarantor) simultaneously executes and delivers a Guarantee Agreement providing for the Guarantee of the Securities and the Issuer's other obligations under this Indenture by such Restricted Subsidiary, which Guarantee of the Securities will be senior to or pari passu with such Restricted Subsidiary's guarantee of or pledge to secure such other Indebtedness.

        (c)         The Company and the Issuer shall not be obligated to cause a Restricted Subsidiary to Guarantee the Securities pursuant to Section 4.10(a) or (b) to the extent that such Guarantee could reasonably be expected to give rise to or result in: (1) any violation of applicable law that cannot be avoided or otherwise prevented through measures reasonably available to the Company, the Issuer or such Restricted Subsidiary; (2) any liability for the officers, directors or shareholders of such Restricted Subsidiary; (3) any cost, expense, liability or obligation (including any Tax) other than reasonable out of pocket expenses and other than reasonable governmental or regulatory filing fees; or (4) a requirement under applicable law, rule or regulation to obtain or prepare financial statements or financial information of such Person to be included in any required filing with a legal or regulatory authority that the Company or the Issuer is not able to obtain or prepare without unreasonable expense.

        (d)         If at any time, and for so long as, any Capital Stock or other assets of any Subsidiary Guarantor are pledged to secure the Obligations under the Credit Agreement or any other Senior Finance Documents, the Company, the Issuer and such Subsidiary Guarantor shall take all necessary action so that the Holders of the Securities and the Trustee shall obtain the benefit of a pari passu pledge of such Capital Stock and other assets.

        SECTION 4.11. Limitation on Sale/Leaseback Transactions. Midco will not enter into any Sale/Leaseback Transaction. The Company will not, and will not permit any other Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

        (1)         the Company or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.02 and (B) create a Lien on such property securing such Attributable Debt pursuant to Section 4.04;

        (2)         the net proceeds received by the Company or the Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the Fair Market Value of such property; and

        (3)         the Company or the Restricted Subsidiary applies the proceeds of such transaction in compliance with Section 4.05.

        SECTION 4.12. Impairment of Security Interest. The Company shall not, and shall not permit any Restricted Subsidiary to, take or omit to take any action that might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee and the Holders of the Securities; provided, however, that no action permitted to be taken under the Security Documents shall be deemed to constitute a violation of this Section 4.12. The Company shall not, and shall not permit any Restricted Subsidiary to, grant to any Person other than the Joint Security Agent, for the benefit of the Trustee and the holders of the Securities and the other beneficiaries described in the Security Documents, any interest whatsoever in any of the Collateral, except that (i) the Issuer and the Guarantors may Incur Permitted Collateral Liens and (ii) the Lien under the Issuer Bank Accounts Maintenance Agreement Pledge may be released and discharged if (and for so long as) (A) the Lien under the Credit Agreement with respect to the Issuer Bank Accounts Maintenance Agreement Pledge has been released and discharged and (B) there exist no other Liens with respect to the Collateral under the Issuer Bank Accounts Maintenance Agreement Pledge (other than (1) the Lien to secure the Obligations under the Securities and (2) Liens permitted by clause (17) of the definition of "Permitted Liens" to secure Indebtedness Incurred for working capital purposes in an amount not to exceed €15 million); provided, however, that no Permitted Collateral Lien may be granted after the Issue Date, and no Security Document may be amended, extended, renewed, restated, supplemented or otherwise modified or replaced, unless contemporaneously with any such action, the Issuer delivers to the Trustee, either (1) a solvency opinion, in form and substance reasonably satisfactory to the Trustee, from a Qualified Financial Advisor confirming the solvency of the Company and its Subsidiaries, taken as a whole, after giving effect to any transactions related to such grant, amendment, extension, renewal, restatement, supplement, modification or replacement, or (2) an Opinion of Counsel confirming that, after giving effect to any transactions related to such grant, amendment, extension, renewal, restatement, supplement, modification or replacement, the Lien or Liens created under the Security Documents so amended, extended, renewed, restated, supplemented, modified or replaced are valid Liens not otherwise subject to any material limitation, material imperfection or new hardening period, in equity or at law, that such Lien or Liens were not otherwise subject to immediately prior to such amendment, extension, renewal, restatement, supplement, modification or replacement. In the event that the Issuer complies with the requirements of this Section 4.12, the Trustee and the Joint Security Agent shall (subject to protections and indemnifications satisfactory to them) consent to such amendments without the need for instructions from the Holders.

        SECTION 4.13. Limitation on Line of Business. (a) The Company will not engage in any business activity or undertake any other activity, except any activity:

        (1)         relating to the issuance of the Company's Guarantee and the issuance and servicing of other Indebtedness and guarantees permitted under this Indenture;

        (2)         undertaken with the purpose of, and directly related to, fulfilling the obligations under the Company's Guarantee and this Indenture or such other Indebtedness permitted under this Indenture;

        (3)         relating to the making, acquisition or disposition of any Investments permitted under this Indenture, including, without limitation, the issuance and sale of Capital Stock of the Company and Incurrence of Indebtedness permitted under this Indenture for such purpose; and

        (4)         undertaken in its capacity as a Holding Company (including the furnishing of managerial and strategic oversight and support) of Midco, the Issuer, and other Subsidiaries (including Restricted and Unrestricted Subsidiaries owned by the Company); provided that, except as contemplated by Section 4.13(a)(1), (2) and (3), the Company will not Incur any material liabilities or any material liabilities to trade creditors.

        (b)         Midco will not engage in any business activity or undertake any other activity, except any activity undertaken with the purpose of, and directly related to, owning the Capital Stock of the Issuer and fulfilling its obligations under the its Guarantee and the Indenture and other Indebtedness permitted under this Indenture.

        (c)         The Company will not permit any Restricted Subsidiary (other than Midco) to engage in any business other than a Related Business.

        SECTION 4.14. Reports. (a) The Company will post on the Company's or the Issuer's website and provide the Trustee and Holders the following reports:

        (1)         within 120 days after the end of the Company's fiscal year, annual reports of the Company containing the following information: (a) audited consolidated balance sheets of the Company as of the end of the two most recent fiscal years and audited consolidated income statements and statements of cash flow of the Company for the three most recent fiscal years, including appropriate footnotes to such financial statements and also including a consolidating footnote showing the revenues and total assets of the Company, the Issuer, the Subsidiary Guarantors and the non-Guarantor Subsidiaries, for and as of the end of each such financial year, and the report of the independent auditors on the financial statements; (b) pro forma income statement and balance sheet information of the Company, together with explanatory footnotes, for any material acquisitions, dispositions or recapitalizations that have occurred since the beginning of the most recently completed fiscal year if and to the extent required by Regulation S-X; and (c) to the extent relating to annual periods, an operating and financial review of the audited financial statements of the Company, including a discussion of the results of operations, financial condition and liquidity and capital resources and a discussion of material commitments and contingencies and critical accounting policies; (d) a description of the business, management and shareholders of the Company, all material affiliate transactions and a description of all material contractual arrangements, including material debt instruments and (e) material risk factors and material recent developments for the Company;

        (2)         within 60 days following the end of the first three fiscal quarters in each fiscal year of the Company beginning with the quarter ending September 30, 2004, all quarterly financial statements of the Company containing the following information:

        (a)         an unaudited consolidated interim balance sheet as of the end of such quarter and unaudited consolidated interim statements of income and cash flow for the most recent quarter year-to-date period ending on the unaudited consolidated interim balance sheet date, and the comparable prior year periods, together with interim footnote disclosure; (b) pro forma income statement and balance sheet information, together with explanatory footnotes, for any material acquisitions, dispositions or recapitalizations that have occurred since the beginning of the most recently completed fiscal quarter if and to the extent required by Regulation S-X; and (c) an operating and financial review of the unaudited financial statements, including a discussion of the results of operations, financial condition, and liquidity and capital resources, and a discussion of any material changes in or revisions to the Company's material commitments and contingencies and critical accounting policies from those disclosed in the last annual report described in Section 4.14(a)(1); and

        (3)         promptly after the occurrence of a material acquisition, disposition, restructuring, senior management changes at the Company or the Issuer, or change in auditors a report containing a description of such event.

        (b)         All financial statements and pro forma financial information shall be prepared in accordance with U.S. generally accepted accounting principles as in effect from time to time. No report need include separate financial statements for any Guarantors or non-Guarantor Subsidiaries of the Company.

        (c)         At any time that any of the Company's Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual financial information required by Section 4.14(a) will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in the operating and financial review, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

        (d)         So long as the Securities remain outstanding and during any period which the Issuer is not subject to Section 13 or 15(d) of the Exchange Act nor exempt therefrom pursuant to Rule 12g3-2(b), the Issuer will furnish to the Holders, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the US Securities Act.

        (e)         For so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of that Stock Exchange will so require, the above information will also be made available in Luxembourg through the offices of the Paying Agent in Luxembourg.

        SECTION 4.15. Additional Amounts. (a) All payments under or with respect to the Securities will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter "Taxes") imposed or levied by or on behalf of the government of the countries in which each of the Issuer, the relevant Guarantor and, in each case, any successor thereof (each, a "Payor") is organized or any political subdivision or any authority or agency therein or thereof having power to tax, or any other jurisdiction in which the relevant Payor is organized or is otherwise resident for tax purposes, or any jurisdiction from or through which payment is made (each a "Relevant Taxing Jurisdiction"), unless the relevant Payor is then required to withhold or deduct Taxes by law or by the interpretation or administration thereof.

        (b)         If a Payor is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Securities, such Payor will be required to pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by any Holder (including Additional Amounts) after such withholding or deduction will be equal to the amount the Holder would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:

        (1)         any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder or beneficial owner of a Security (or between a fiduciary, settlor, member, partner or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust, partnership or corporation) and the Relevant Taxing Jurisdiction including, without limitation, such Holder or beneficial owner being or having been a domiciliary, national or resident thereof, or being or having been present or engaged in a trade or business therein or having had a permanent establishment or fixed based therein (other than the mere receipt of such payment or the ownership or holding of such Security);

        (2)         any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or other governmental charge;

        (3)         any Taxes which are payable otherwise than by withholding from payments of (or in respect of) principal of, or any interest on, the Securities;

        (4)         any Taxes that are imposed, deducted or withheld by reason of the failure to comply by the Holder or the beneficial owner of a Security with a written request from the Issuer, after reasonable notice, (A) to provide information concerning the nationality, residence, identity or connection to the Relevant Taxing Jurisdiction of the Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from or refund of all or part of such Tax;

        (5)         any Taxes that are required to be withheld or deducted on a payment to an individual pursuant to any European Union Council Directive regarding the taxation of savings income (including European Council Directive 2003/48/EC) or pursuant to any law implementing, or introduced in order to conform to, any such Directive;

        (6)         if the payment could have been made without deduction or withholding if the beneficiary of the payment had presented the Security for payment within 30 days after the date on which such payment or such Security became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder would have been entitled to Additional Amounts had the Security been presented on the last day of the 30-day period);

        (7)         any payment of principal of (or premium, if any, on) or interest on such Security to any Holder who is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Security;

        (8)         a Security presented for payment by or on behalf of a Holder or beneficial owner who would have reasonably been able to avoid a withholding or deduction by presenting the relevant Security to another paying agent; or

        (9)         any combination of items (1) through (8) above.

        (c)         The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor will use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and will provide such certified copies to the Trustee. Such copies shall be made available to the Holders upon request and will be made available at the offices of the Paying Agent in Luxembourg if the Securities are then listed on the Luxembourg Stock Exchange. The Payor will attach to each certified copy a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Securities then outstanding and (y) the amount of such withholding Taxes paid per €1,000 principal amount of the Securities.

        (d)         If any Payor will be obligated to pay Additional Amounts under or with respect to any payment made on the Securities, at least 30 days prior to the date of such payment, the Payor will deliver to the Trustee an Officers' Certificate stating the fact that Additional Amounts will be payable and the amount so payable and such other information necessary to enable the Paying Agent to pay Additional Amounts to Holders on the relevant payment date (unless such obligation to pay Additional Amounts arises less than 30 days prior to the relevant payment date, in which case the Payor may deliver such Officers' Certificate as promptly as practicable after the date that is 30 days prior to the payment date).

        (e)         Whenever in this Indenture there is mentioned, in any context:

        (1)         the payment of principal;

        (2)         redemption prices or purchase prices in connection with a redemption or purchase of Securities, as applicable;

        (3)         interest; or

        (4)         any other amount payable on or with respect to any of the Securities, such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

        (f)         The Issuer will pay any present or future stamp, court or documentary taxes or any other excise taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or original registration of the Securities, this Indenture or any other related document or instrument, excluding such taxes, charges or similar levies imposed by any jurisdiction that is not a Relevant Taxing Jurisdiction, and the Issuer and each Guarantor will agree to indemnify the Holders for any such taxes paid by such Holders.

        (g)         The obligations under Section 4.15 will survive any termination, defeasance or discharge of this Indenture or any Guarantee and will apply mutatis mutandis to any jurisdiction in which any successor Person to the Issuer or a Guarantor is organized or any political subdivision or taxing authority or agency thereof or therein.

        SECTION 4.16. Additional Intercreditor Agreements. (a) At the request of the Issuer, at the time of, or prior to, the Incurrence by the Issuer or any Guarantor of any Indebtedness permitted to be incurred under this Indenture, the Issuer, the relevant Guarantors, the Trustee and the Joint Security Agent shall enter into with the holders of such Indebtedness (or their duly authorized representatives) an intercreditor agreement (an "Additional Intercreditor Agreement") on substantially the same terms as the Intercreditor Agreement, including containing the same terms with respect to the ranking, proceeds of enforcement and enforcement of security of Senior Secured Indebtedness and containing substantially the same terms with respect to the subordination, payment blockage, limitation on enforcement and release of guarantees and, subordination, payment blockage, release, limitation on enforcement, priority and release of security interests of other Indebtedness (or terms more favourable to the Holders); provided that such Additional Intercreditor Agreement will not impose any personal obligations on the Trustee or the Joint Security Agent or adversely affect the rights, duties, liabilities or immunities of the Trustee or the Joint Security Agent under this Indenture or the Intercreditor Agreement. Pursuant to any such Intercreditor Agreement, such other Indebtedness may constitute Senior Indebtedness, Senior Subordinated Indebtedness or Subordinated Indebtedness.

        (b)         At the direction of the Issuer and without the consent of Holders, the Trustee and the Joint Security Agent shall from time to time enter into one or more amendments to any Intercreditor Agreement or Additional Intercreditor Agreement (the

"Intercreditor Agreements") to: (i) cure any ambiguity, omission, defect or inconsistency in any of the Intercreditor Agreements, (ii) increase the amount of Indebtedness of the types covered by any of the Intercreditor Agreements that may be incurred by the Issuer or a Guarantor that is subject to any of the Intercreditor Agreements (including the addition of provisions relating to new Indebtedness ranking junior in right of payment to the Securities), (iii) add Guarantors to any of the Intercreditor Agreements, (iv) further secure the Securities or (v) make any other such change to any of the Intercreditor Agreements that does not adversely affect the Holders in any material respect. The Issuer shall not otherwise direct the Trustee or the Joint Security Agent to enter into any amendment to any Intercreditor Agreement without the consent of the Holders of the majority in aggregate or principal amount of the Securities then outstanding, except as otherwise permitted by Article 9 and the Issuer may only direct the Trustee and the Joint Security Agent to enter into any amendment to the extent such amendment does not impose any personal obligations on the Trustee or the Joint Security Agent or adversely affect the rights, duties, liabilities or immunities of the Trustee or the Joint Security Agent under this Indenture or such Intercreditor Agreement.

        (c)         Each Holder, by accepting a Security, shall be deemed to have agreed to and accepted the terms and conditions of each of the Intercreditor Agreements (whether then entered into or entered into in the future pursuant to this Section 4.16), the entry by the Trustee and the Joint Security Agent into such Intercreditor Agreement and the performance by the Trustee and the Joint Security Agent of their respective obligations thereunder. A copy of any of the Intercreditor Agreements shall be available for inspection during normal business hours on any Business Day upon prior written request at the offices of the Trustee and, for so long as any Securities are listed on the Luxembourg Stock Exchange, at the offices of the paying agent in Luxembourg.

        SECTION 4.17. Listing. The Issuer will use all commercially reasonable efforts to list and maintain the listing of the Securities on the Luxembourg Stock Exchange; provided, however, that if the Issuer is unable to list the Securities on the Luxembourg Stock Exchange or if maintenance of such listing becomes unduly onerous, it will maintain a listing of such Securities on another recognised stock exchange.

        SECTION 4.18. Compliance Certificate. The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Issuer they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If the Officers know of any such Default, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

        SECTION 4.19. Further Instruments and Acts. Upon request of the Trustee, the Issuer and the Guarantors shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

ARTICLE 5

Merger and Consolidation

        SECTION 5.01. When the Issuer or any Guarantor May Merge, Consolidate or Sell Property. (a) None of the Company, Midco or the Issuer shall consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

        (1)         the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of any member state of the European Union or the laws of any political subdivision thereof or the laws of the United States of America, any State thereof or the District of Columbia and no Additional Amounts would be payable as a result thereof and the Successor Company (if not the Company, Midco or the Issuer) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company, Midco or the Issuer under the Securities, the Guarantees and this Indenture, as applicable;

        (2)         immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing and the Security Documents and the Liens created on the Collateral thereunder shall remain in full force and effect or, to the satisfaction of the Trustee, shall have been transferred to such Successor Company and have been perfected and be in full force and effect; immediately after giving effect to such transaction or related transactions on a pro forma basis, no Default or Event of Default exists;

        (3)         immediately after giving pro forma effect to such transaction, the Issuer (or the Successor Company, if applicable) would be able to Incur an additional €1.00 of Indebtedness pursuant to Section 4.02(a);

        (4)         the Issuer shall have delivered to the Trustee an Officers' Certificate, in form and substance satisfactory to the Trustee, and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

        (5)         the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for U.S. Federal or U.K. income tax purposes as a result of such transaction and will be subject to U.S. Federal or U.K. income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred; and

        (6)         the Issuer shall have delivered an Opinion of Counsel in the jurisdiction of organization of the Company (if other than the United States or the United

Kingdom) to the effect that the Holders of the Securities will not recognize income gain or loss for income tax purposes of such jurisdiction as a result of such transaction and will be subject to income tax in such jurisdiction on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred;

provided, however, that Section 5.01(a)(3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or the Issuer (so long as no Capital Stock of the Company is distributed to any Person) or (B) the Company or the Issuer merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company or the Issuer in another jurisdiction.

For purposes of Section 5.01(a), the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, Midco or the Issuer, which properties and assets, if held by the Company, Midco or the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company, Midco or the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company, Midco or the Issuer.

The Successor Company will be the successor to the Company, Midco or the Issuer and shall succeed to, and be substituted for, and may exercise every right and power of, the relevant predecessor company under this Indenture, and the predecessor company, except in the case of a lease, shall be released from its obligations with respect to the Securities.

        (b)         The Company shall not permit any Guarantor (other than Midco) to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

        (1)         except in the case of a Guarantor (x) that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, in both cases, if in connection therewith the Issuer provides an Officers' Certificate to the Trustee to the effect that the Issuer will comply with Section 4.05 in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Guarantor was organized or under the laws of any member state of the European Union or the laws of any political subdivision thereof or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guarantee Agreement, in a form satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee;

        (2)         immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing and the Security Documents and the Liens created on the Collateral thereunder shall remain in full force and effect or, to the satisfaction of the Trustee, shall have been transferred to such Guarantor or resulting, surviving or transferee Person and have been perfected and be in full force and effect; a Restricted Subsidiary may merge, consolidate, amalgamate or otherwise combine into the Issuer or any Guarantor or transfer all or part of its properties and assets to the Issuer or any Guarantor;

        (3)         the Company delivers to the Trustee an Officers' Certificate, in form and substance satisfactory to the Trustee, and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guarantee Agreement, if any, complies with this Indenture;

        (4)         the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for U.S. Federal or U.K. income tax purposes as a result of such transaction and will be subject to U.S. Federal or U.K. income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred; and

        (5)         the Company shall have delivered an Opinion of Counsel in the jurisdiction of organization of the applicable Subsidiary Guarantor (if other than the United States or the United Kingdom) to the effect that the Holders of the Securities will not recognize income gain or loss for income tax purposes of such jurisdiction as a result of such transaction and will be subject to income tax in such jurisdiction on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

        (c)         Notwithstanding Section 5.01(b), any Subsidiary Guarantor may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer or any Guarantor; provided, however, that no Subsidiary Guarantor shall be permitted to consolidate with, merge into or transfer all or part of its properties and assets to any Guarantor if following such consolidation, merger or transfer such Guarantor would be prohibited by applicable law from continuing to provide a Guarantee or the amount of such Guarantee would be required to be limited to a greater extent than immediately prior to such consolidation, merger or transfer.

ARTICLE 6

Defaults and Remedies

        SECTION 6.01. Events of Default. An "Event of Default" occurs if or upon:

        (a)         default in any payment of interest on any Security when the same becomes due and payable and such default continues for a period of 30 days;

        (b)         (i) a default in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise, or (ii) a failure to redeem or purchase Securities when required pursuant to this Indenture or the Securities;

        (c)         a failure to comply with Section 5.01;

        (d)         a failure to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 or 4.14 (other than a failure to purchase Securities when required under Section 4.06 or 4.08) and such failure continues for 30 days after the notice specified below;

        (e)         a failure to comply with any of the agreements in the Securities, this Indenture (other than those referred to in (a), (b), (c) or (d) above) or the Security Documents and such failure continues for 60 days after the notice specified below;

        (f)         Indebtedness of the Issuer, any Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or the acceleration by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds €20.0 million or its foreign currency equivalent at the time;

        (g)         the Issuer, any Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

        (i)         commences a voluntary case;

        (ii)        consents to the entry of an order for relief against it in an involuntary case;

        (iii)       consents to the appointment of a Custodian of it or for any substantial part of its property; or

        (iv)       makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

        (h)         a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

        (i)         is for relief against the Issuer, any Guarantor or any Significant Subsidiary in an involuntary case;

        (ii)        appoints a Custodian of the Issuer, any Guarantor or any Significant Subsidiary or for any substantial part of its property; or

        (iii)       orders the winding up or liquidation of the Issuer, any Guarantor or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

        (i)         any judgment or decree for the payment of money in excess of €20.0 million or its foreign currency equivalent against the Issuer, any Guarantor or any Significant Subsidiary and there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed;

        (j)         the revocation, suspension, termination, expiration, failure to maintain, renew or extend, transfer, surrender, release or loss of use of any License as a result of which the Issuer or any other Restricted Subsidiary is prohibited or materially impaired by any governmental or regulatory authority from engaging in the business to which such License relates and such condition continues for 30 days after the notice specified below;

        (k)         any Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor denies or disaffirms its obligations under this Indenture or any Guarantee; or

        (l)         the security interest under the Security Documents shall not constitute a valid or perfected Lien or, at any time, cease to be in full force and effect for any reason other than the satisfaction in full of all obligations under this Indenture and discharge of this Indenture, or release of such security interest by the Joint Security Agent in accordance with this Indenture or the terms of the Security Document, or any security interest created thereunder shall be declared invalid or unenforceable (unless, in the case of the Telecommunications Network Pledge, the invalidity or unenforceability of the security interest is cured within 10 Business Days as expressly provided for by the terms of such Pledge) or the Issuer or any Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

        The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

        The term "Bankruptcy Law" means Act of the Czech Republic No. 328/1991 Coll., on Bankruptcy and Composition, as amended, or any other Czech law relating to bankruptcy, insolvency, winding up, liquidation, reorganization or the relief of debtors; the Dutch Bankruptcy Act, the Act on the Supervision of Credit Institutions or any other Dutch law relating to bankruptcy, insolvency, winding up, liquidation, reorganization or the relief of debtors; Title 11, United States Code, or any similar U.S. Federal or state law for the relief of debtors; or the laws of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

        A Default under clause (d), (e) or (j) above is not an Event of Default until the Trustee notifies the Issuer or the Holders of at least 25% in principal amount of the outstanding Securities notify the Issuer and the Trustee of the Default and the Issuer does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

        The Issuer shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

        SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(g) or (h) with respect to the Issuer, any Guarantor or any Significant Subsidiary) occurs and is continuing, the Trustee by notice to the Issuer, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(g) or (h) with respect to the Issuer, any Guarantor or any Significant Subsidiary occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

        SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

        The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

        SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security, (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected.

When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

        SECTION 6.05. Control by Majority. Subject to the provisions of Article 11 and the Intercreditor Agreement with respect to the enforcement of the Security Documents, the Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law, or this Indenture or any Intercreditor Agreement that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

        SECTION 6.06. Limitation on Suits. (a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

        (i)         the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

        (ii)        the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

        (iii)        such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

        (iv)        the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

        (v)         the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

        (b)         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

        SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed or provided for in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

        SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Securities for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Securities) and the amounts provided for in Section 7.07.

        SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuer, any Guarantor or any Significant Subsidiary, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

        SECTION 6.10. Priorities. Subject to the provisions of Article 11 and the Intercreditor Agreement, if the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

        FIRST: to the Trustee for amounts due under Section 7.07;

        SECOND: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, and any liquidated damages without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and;

        THIRD: to the Issuer

        The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Holder and the Issuer a notice that states the record date, the payment date and amount to be paid.

        SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 25% in principal amount of the Securities.

        SECTION 6.12. Waiver of Stay or Extension Laws. Neither the Issuer nor any Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

Trustee

        SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture, subject to such rights or powers being qualified, limited or otherwise affected by the provisions of any Intercreditor Agreement or any other Security Document and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law, this Indenture, any Intercreditor Agreement or any other Security Document.

        (b)         Subject to the provisions of paragraph (a) above:

        (i)         the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; provided, that, to the extent those duties are qualified, limited or otherwise affected by the provisions of any Intercreditor Agreement or any other Security Document, the Trustee shall be required to perform those duties only as so qualified, limited or affected; and

        (ii)         in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

        (c)         The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

        (i)         this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

        (ii)         the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

        (iii)         the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02 or 6.05;

        (d)         Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01.

        (e)         No provision of this Indenture, any Intercreditor Agreement or any other Security Document shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, or to otherwise take or not take any action under this Indenture, any Interecreditor Agreement or any other Security Document, unless the Trustee receives indemnity or security satisfactory to it against any loss, liability or expense.

        (f)         The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

        (g)         Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

        SECTION 7.02. Rights of Trustee. (a) The Trustee may conclusively rely and shall be fully protected in relying on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

        (b)         Before the Trustee acts or refrains from acting, it may require an Officers' Certificate, in form and substance satisfactory to it, or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

        (c)         The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

        (d)         The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture, any Intercreditor Agreement or any other Security Document; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

        (e)         The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture, the Securities, any Intercreditor Agreement, or any other Security Document shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder or thereunder in good faith and in accordance with the advice or opinion of such counsel.

        (f)         The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer or any Guarantor, personally or by agent or attorney at the sole cost of the Issuer.

        (g)         The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, any Intercreditor Agreement, or any other Security Document at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, any Intercreditor Agreement, or any other Security Document, unless such Holders shall have offered to the Trustee indemnity or other security satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

        (h)         Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Issuer or any Guarantor with respect to the covenants contained in Article 4. Delivery of reports, information and documents to the Trustee under Section 4.14 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's and the Guarantors' compliance with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

        (i)         The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Securities.

        (j)         If any Guarantor is substituted to make payments on behalf of the Issuer pursuant to Article 10, the Issuer shall promptly notify the Trustee of such substitution.

        (k)         The rights, obligations, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities and to each agent, custodian or other person appointed or employed to act hereunder (including, for the avoidance of doubt, each Registrar, Paying Agent and Transfer Agent).

        (l)         The Trustee shall not be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture, any Intercreditor Agreement or any other Security Document.

        (m)         The permissive right of the Trustee to take the actions permitted by this Indenture will not be construed as an obligation or duty to do so.

        (n)         The Trustee shall not be charged with knowledge of any Default or Event of Default (other than under Section 6.01(a) or 6.01(b)(i) or of the identity of any Significant Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received notice thereof in accordance with Section 12.01 hereof from the Issuer, any Guarantor or any Holder.

        (o)         Under no circumstances will the Trustee be liable to any person for any consequential loss or damage (including loss of business, goodwill, opportunity or profit), even if advised of the possibility of such loss or damage.

        (p)         The Trustee will not be liable to any person if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture, any Intercreditor Agreement, or any other Security Document by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control.

        (q)         The Trustee may request any notice to it be given in writing.

        (r)         Unless otherwise specifically provided in this Indenture, any demand request, direction or notice from the Issuer will be sufficient if signed by an Officer, and any resolution of the Board of Directors of any Person shall be sufficiently evidenced if certified by an Officer thereof to have been duly adopted and to be in full force and effect.

        (s)         In the event that the Trustee receives inconsistent or conflicting requests and indemnity from two or more Holders or groups of Holders, each representing less than a majority in aggregate principal amount of the Securities then outstanding, each pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, shall be taken.

        SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Section 7.10.

        SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Guarantee, the Securities or any other Security Document, it shall not be accountable for the Issuer's use of the proceeds from the Securities or any money paid to the Issuer or upon the Issuer's direction under any provision of this Indenture, and it shall not be responsible for any statement of the Issuer or any Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

        SECTION 7.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known by a Trust Officer of the Trustee, the Trustee shall mail to each Holder notice of the Default within 30 days after it is known to a Trust Officer. Except in the case of a Default in payment of principal of or interest or premium, if any, on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

        SECTION 7.06. Notification of Listing. The Issuer agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

        SECTION 7.07. Compensation and Indemnity. The Issuer and each Guarantor, jointly and severally, shall pay to the Trustee from time to time reasonable compensation for its services, including, without limitation, such compensation as the Issuer and the Trustee may agree. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer and each Guarantor, jointly and severally, shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it (as evidenced in an invoice from the Trustee), including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Issuer and each Guarantor, jointly and severally, shall indemnify the Trustee and their respective officers, directors, agents and employers against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by or in connection with the administration of this trust including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder or under the Securities, any Intercreditor Agreement, or any other Security Document, as the case may be. The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer or any Guarantor of its indemnity obligations hereunder. The Issuer shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuer's and each Guarantor's expense in the defense. Notwithstanding the foregoing, such indemnified party may, in its sole discretion, assume the defense of the claim against it and the Issuer and each Guarantor shall, jointly and severally, pay the reasonable fees and expenses of the indemnified party's defense (as evidenced in an invoice from the Trustee). Such indemnified parties may have separate counsel of their choosing and the Issuer and the Guarantors, jointly and severally, shall pay the reasonable fees and expenses of such counsel (as evidenced in an invoice from the Trustee); provided, however, that the Issuer shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Issuer and the Guarantors, as applicable, and such parties in connection with such defense. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own willful misconduct, negligence or bad faith.

To secure the Issuer's and each Guarantor's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

Unless prohibited by applicable law, the Issuer's and each Guarantor's payment obligations pursuant to this Section and any lien arising thereunder shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee or the Paying Agents under applicable law, when the Trustee or the Paying Agents incur expenses after the occurrence of a Default specified in Section 6.01(g) or (h) the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08. Replacement of Trustee. (a) The Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in principal amount of the Securities the outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

        (i)         the Trustee fails to comply with Section 7.10;

        (ii)        the Trustee is adjudged bankrupt or insolvent;

        (iii)       a receiver or other public officer takes charge of the Trustee or its property; or

        (iv)       the Trustee otherwise becomes incapable of acting as Trustee hereunder.

        (b)         If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Securities then outstanding and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

        (c)         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in Section 7.07.

        (d)         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        (e)         If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        (f)         Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

        SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

        In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

        SECTION 7.10. Eligibility; Disqualification. This Indenture shall at all times have a Trustee that is an entity organized and doing business under the laws of the United States or any state thereof, or a member state of the European Union or a political subdivision thereof, that is authorized under such laws to exercise corporate trustee power and that is subject to supervision or examination by federal or state authorities or by the authorities of a member state of the European Union or a political subdivision thereof. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. No obligor under the Securities or Person directly controlling, controlled by, or under common control with such obligor shall serve as Trustee.

        SECTION 7.11. Certain Provisions. Each Holder by accepting a Security authorizes and directs on his or her behalf the Trustee to enter into and to take such actions and to make such acknowledgements as are set forth in this Indenture and the

Intercreditor Agreements or other documents entered into in connection herewith and therewith.

        The Trustee shall not be responsible for the legality, validity, effectiveness, suitability, adequacy or enforceability of any of the Security Documents or any obligation or rights created or purported to be created thereby or pursuant thereto or any security or the priority thereof constituted or purported to be constituted thereby or pursuant thereto, nor shall it be responsible or liable to any person because of any invalidity of any provision of such documents or the unenforceability thereof, whether arising from statute, law or decision of any court. The Trustee shall be under no obligation to monitor or supervise the functions of the Joint Security Agent under the Security Documents and shall be entitled to assume that the Joint Security Agent is properly performing its functions and obligations thereunder and the Trustee shall not be responsible for any diminution in the value of or loss occasioned to the assets subject thereto by reason of the act or omission by the Joint Security Agent in relation to its functions thereunder. The Trustee shall have no responsibility whatsoever to the Issuer, any Guarantor or any Holder as regards any deficiency which might arise because the Trustee is subject to any tax in respect of the Security Documents, the security created thereby or any part thereof or any income therefrom or any proceeds thereof.

ARTICLE 8

Discharge of Indenture; Defeasance

        SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (i) all outstanding Securities (other than Securities replaced or paid pursuant to Section 2.07) have been canceled or delivered to the Trustee for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the delivery of a notice of redemption pursuant to Article 3 hereof, and the Issuer irrevocably deposits with the Trustee cash in euro in an amount sufficient or Euro Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, in the written opinion of an internationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if Euro Government Obligations have been so deposited), to pay the principal, premium, if any, Additional Amounts, if any, and interest on the outstanding Securities when due at maturity or upon redemption of, including interest thereon to maturity or such redemption date (other than Securities replaced or paid pursuant to Section 2.07) and if in either case the Issuer pays all other sums payable hereunder by the Issuer, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuer accompanied by an Officers' Certificate, in form and substance satisfactory to the Trustee, and an Opinion of Counsel and at the cost and expense of the Issuer.

        (b)         Subject to Sections 8.01(c) and 8.02, the Issuer at any time may terminate (i) all of its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Article 4 (other than Sections 4.01, 4.18 and 4.19) and the operation of Sections 5.01(a)(3), 5.01(b), 6.01(f), 6.01(g) (with respect to Guarantors and Significant Subsidiaries of the Company only), 6.01(h) (with respect to Guarantors and Significant Subsidiaries of the Company only), 6.01(i), 6.01(j), 6.01(k) and 6.01(l) ("covenant defeasance option"). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

        If the Issuer exercises its legal defeasance option or its covenant defeasance option, each Guarantor will be released from all its obligations with respect to its Guarantee and the Security Documents will be released.

        If the Issuer exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(d), 6.01(e), 6.01(f), 6.01(g) (with respect to Guarantors and Significant Subsidiaries only), 6.01(h) (with respect to Guarantors and Significant Subsidiaries only), 6.01(i), 6.01(j), 6.01(k) or 6.01(l) or because of the failure to comply with clause (3) of Section 5.01(a) or Section 5.01(b).

        Upon satisfaction of the conditions set forth herein and upon request and at the expense of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

        (c)         Notwithstanding clauses (a) and (b) above, the Issuer's and the Guarantors' obligations, as applicable, in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07, 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Issuer's and the Guarantors' obligations, as applicable, in Sections 7.07, 8.05 and 8.06 shall survive.

        SECTION 8.02. Conditions to Defeasance. (a) The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

        (i)         the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in euro or Euro Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants, for the payment of the aggregate principal, premium, if any, interest and Additional Amounts, if any, on the Securities to redemption or maturity, as the case may be, and must deliver to the Trustee:

        (A)         an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for US federal income tax purposes as a result of such deposit and defeasance and will be subject to US federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of the legal defeasance option only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable US federal income tax law); and

        (B)         an Opinion of Counsel in the jurisdiction organization of the Issuer to the effect that the Holders will not recognize income, gain or loss for income tax purposes of such jurisdiction as a result of such deposit and defeasance and will be subject to income tax in such jurisdiction on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

        (ii)         90 days pass after the deposit is made and during the 90-day period no Default specified in Section 6.01(g) or 6.01(h) with respect to the Issuer or any other Person making such deposit occurs which is continuing at the end of the period;

        (iii)         no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

        (iv)         the exercise of the legal defeasance option or the covenant defeasance option shall not result in a breach or violation of, or constitute a default under any other agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

        (v)         the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying, defrauding or preferring any creditors of the Issuer or Holdings or others;

        (vi)         the Issuer delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the U.S. Investment Company Act of 1940;

        (vii)         the Issuer delivers to the Trustee an Officers' Certificate, in form and substance satisfactory to the Trustee, and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with, and

        (viii)         the Issuer delivers to the Trustee all other documents or other information that the Trustee may reasonably require in connection with the defeasance.

        (b)         Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

        SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from the Euro Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to the Intercreditor Agreement.

        SECTION 8.04. Repayment to Issuer. The Trustee and the Paying Agent shall promptly turn over to the Issuer upon request any money or Euro Government Obligations held by it as provided in this Article which, in the written opinion of an internationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if Euro Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article.

        Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

        SECTION 8.05. Indemnity for Euro Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Euro Government Obligations or the principal and interest received on such Euro Government Obligations.

        SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or Euro Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's and the Guarantors' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or Euro Government Obligations in accordance with this Article 8; provided, however, that, if the Issuer has made any payment of principal of or interest on any Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Euro Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9

Amendments

        SECTION 9.01. Without Consent of Holders. (a) The Issuer, the Guarantors, the Trustee and the Joint Security Agent may amend this Indenture, the Securities and the Security Documents without notice to or consent of any Holder:

        (1)         to cure any ambiguity, omission, defect or inconsistency;

        (2)         to provide for the assumption by a successor corporation of the obligations of the Company, the Issuer, or any other Guarantor under this Indenture;

        (3)        to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code);

        (4)         to add Guarantees with respect to the Securities, or to release Guarantors from Guarantees in accordance with the terms of this Indenture;

        (5)         to provide additional security for the Securities or to release all or any portion of the Collateral pursuant to the terms of the Security Documents;

        (6)         to add to the covenants of the Company, the Issuer or another Guarantor for the benefit of the holders of the Securities or to surrender any right or power conferred upon the Company, the Issuer or another Guarantor;

        (7)         to make any change that does not adversely affect the rights of any Holder of the Securities in any material respect;

        (8)         to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities; provided, however, that (a) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Securities; or

        (9)         to the extent necessary to provide for the granting of a security interest for the benefit of any Person; provided, however, that the granting of such security interest is not prohibited under Section 4.12 or otherwise under this Indenture.

        SECTION 9.02. With Consent of Holders. (a) The Issuer, the Guarantors, the Trustee and the Joint Security Agent may amend this Indenture, the Securities and the Security Documents without notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding and issued under this Indenture (including consents obtained in connection with a tender offer or exchange for the Securities). However, except as otherwise provided herein, without the consent of each Holder affected, an amendment or waiver may not:

        (1)         reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

        (2)         reduce the rate of or extend the time for payment of interest on any Security;

        (3)         reduce the principal of or change the Stated Maturity of any Security

        (4)         reduce the amount payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3;

        (5)         make any Security payable in money other than that stated in the Security;

        (6)         impair the right of any Holder of the Securities to receive payment of principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities or any Guarantee in respect thereof;

        (7)         make any change in this Section 9.02 or in the waiver provisions of this Indenture;

        (8)         make any change in the ranking or priority of any Security that would adversely affect the Holders;

        (9)         make any change in or release, other than in accordance with this Indenture, any Guarantee that would adversely affect the Holders in any material respect;

        (10)      make any change in any Security Document or the provisions in this Indenture dealing with Security Documents or application of trust proceeds of the Collateral that would adversely affect the Holders in any material respect; or

        (11)       make any change in the provisions of Section 4.15 of this Indenture that adversely affects the rights of any Holder or amend the terms of the Securities or this Indenture in a way that would result in the loss of an exemption from any of the Taxes described thereunder.

        SECTION 9.03. Notice. After an amendment under Sections 9.01 or 9.02 becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment; provided, however, that the failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under such Sections.

        In the event of the occurrence of any of the foregoing amendments, supplements and waivers described in Section 9.01 or Section 9.02, the Issuer will, if and for so long as the Securities are listed on the Luxembourg Stock Exchange, to the extent such Stock Exchange so requires, (i) inform such Stock Exchange and (ii) publish a notice in a newspaper having general circulation in Luxembourg.

        SECTION 9.04. Revocation and Effect of Consents and Waivers. (a) A written consent to an amendment or a waiver by a Holder shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the written consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate from the Issuer certifying that the requisite number of consents have been received. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer, the Guarantors and the Trustee.

        (b)         The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their written consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

        SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

        SECTION 9.06. Trustee and Joint Security Agent to Sign Amendments. The Trustee and the Joint Security Agent shall sign any amendment authorized pursuant to this Article 9 if the amendment does not impose any personal obligations on the Trustee or the Joint Security Agent or adversely affect the rights, duties, liabilities or immunities of the Trustee and the Joint Security Agent under this Indenture and the Intercreditor Agreement, as applicable. If it does, the Trustee or the Joint Security Agent may, but need not sign it. In signing such amendment the Trustee and the Joint Security Agent shall be entitled to receive indemnity satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate, in form and substance satisfactory to the Trustee, and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Issuer and the Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof. Subject to this Section 9.06 and the terms of the Intercreditor Agreement, the Joint Security Agent shall at the direction of the Issuer sign amendments to this Indenture.

        SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Securities or the Security Documents unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend (and do not waive their right to payment) in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE 10

Guarantees

        SECTION 10.01. Guarantees. (a) Each Guarantor (other than Midco) hereby jointly and severally irrevocably guarantees, as primary obligor and not merely as surety, on a senior basis to each Holder, the Joint Security Agent (on behalf of and for the benefit of the Holders and the Trustee, for the purposes of this Article 10, and not in its individual capacity, but solely in its role as representative of the Holders and the Trustee in holding and enforcing the Collateral and the Security Documents) and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, or otherwise, of all payment obligations of the Issuer under this Indenture and the Securities, whether for payment of principal of or interest on the Securities and all other monetary obligations of the Issuer under this Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Guarantor (other than Midco) further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

        (b)         Each Guarantor (other than Midco) waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Guarantor (other than Midco) hereunder shall not be affected by (i) the failure of any Holder, the Joint Security Agent on behalf of the Holders and the Trustee or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any Security held by any Holder, the Joint Security Agent or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder, the Joint Security Agent on behalf of the Holders or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Guarantor, except as provided in Section 10.03.

        (c)         Each Guarantor (other than Midco) hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor's obligations would be less than the full amount claimed. Each Guarantor (other than Midco) hereby waives any right to which it may be entitled to have the assets of the Issuer first be used and depleted as payment of the Issuer's or such Guarantor's obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor (other than Midco) hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against such Guarantor.

        (d)         Each Guarantor (other than Midco) further agrees that its Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any Security held for payment of the Guaranteed Obligations.

        (e)         If any Guarantor (other than Midco) makes payments under its Guarantee, each Guarantors must contribute their share of such payments. Each Guarantors' shares of such payment will be computed based on the proportion that the net worth of the relevant Guarantor represents relative to the aggregate net worth of all the Guarantors combined.

        (f)         Each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of the Guaranteed Obligations. Except as expressly set forth in Sections 8.01(b), 10.04 and 10.08, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder, the Joint Security Agent on behalf of the Holders and the Trustee or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

        (g)         Each Guarantor (other than Midco) agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

        (h)         In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor (other than Midco) hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of the Securities, (ii) accrued and unpaid interest on the Securities and (iii) all other monetary obligations of the Issuer to the Holders and the Trustee, including any other unpaid principal amount of such Guaranteed Obligations, accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and any Additional Amounts.

        (i)         Each Guarantor (other than Midco) agrees that it shall not be entitled to any right of subrogation in relation to the Holders or the Trustee in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor (other than Midco) further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.

        (j)         Each Guarantor (other than Midco) also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section.

        (k)         Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as the Trustee may reasonably require to carry out more effectively the purpose of this Indenture.

        SECTION 10.02. Midco Guarantee. Midco hereby irrevocably guarantees to the Joint Security Agent the punctual performance by the Issuer of all of the Issuer's Obligations under the Senior Finance Documents pursuant to the Midco Guarantee Agreement, which is incorporated by reference and made a part of this Indenture.

        SECTION 10.03. Release of Guarantees. (a) Notwithstanding anything in this Indenture to the contrary, the Guarantee of a Subsidiary Guarantor shall be released:

        (1)         in accordance with Sections 5.01(b) or (c) of this Indenture, including to permit the consummation of Asset Dispositions permitted or not prohibited by, and in accordance with Sections 4.05 and 5.01(b);

        (2)         if a Subsidiary Guarantor is designated as an Unrestricted Subsidiary in accordance with this Indenture;

        (3)         subject to Articles 7 and 8, upon legal defeasance or covenant defeasance or satisfaction and discharge of the Securities and the Issuer's Obligations under this Indenture; or

        (4)         concurrently with the consummation of an enforcement action taken by the Joint Security Agent with respect to the Capital Stock or assets of such Guarantor in accordance with Sections 10.1, 10.2 and 10.3 and the other applicable provisions (including the Security Enforcement Principles) of the Intercreditor Agreement.

        (b)         Notwithstanding anything in this Indenture to the contrary, the Midco Guarantee granted pursuant to the Midco Guarantee Agreement shall be released:

        (1)         in accordance with Section 5.01(a) of this Indenture;

        (2)         subject to Articles 7 and 8, upon legal defeasance or covenant defeasance or satisfaction and discharge of the Securities and the Obligations of the Issuer under this Indenture; or

        (3)         concurrently with the consummation of an enforcement action taken by the Joint Security Agent with respect to the Company Share Pledge in accordance with Sections 10.1, 10.2 and 10.3 and the other applicable provisions (including the Security Enforcement Principles) of the Intercreditor Agreement.

        (c)         Notwithstanding anything in this Indenture to the contrary, the Guarantee of the Company shall not be released, except subject to Articles 7 and 8, upon legal defeasance or covenant defeasance or satisfaction and discharge of the Securities and the Obligations under this Indenture. For the avoidance of doubt, the Guarantee of the Company shall not be released in the event of an enforcement action taken by the Joint Security Agent pursuant to Article 11 and the Intercreditor Agreement.

        SECTION 10.04. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed by the applicable Guarantor without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance, fraudulent transfer, corporate benefit, financial assistance or similar laws affecting the rights of creditors generally.

        SECTION 10.05. Successors and Assigns. This Article 10 shall be binding upon each Guarantor and, subject to Section 10.03, its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

        SECTION 10.06. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

        SECTION 10.07. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

        SECTION 10.08. Execution of Guarantee Agreement for Future Guarantors. Each Subsidiary which is required to become a Guarantor pursuant to this Indenture shall promptly execute and deliver to the Trustee a Guarantee Agreement in the form of Exhibit B hereto pursuant to which such Subsidiary shall become a Guarantor under this Article 10 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate, in form and substance satisfactory to the Trustee, to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity or other similar principles of law, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms and or to such other matters as the Trustee may reasonably request.

        SECTION 10.09. Non-Impairment. The failure to endorse a Guarantee on any Security shall not affect or impair the validity thereof.

ARTICLE 11

Collateral and Security Documents

        SECTION 11.01. Collateral and Security Documents. (a) To secure the full and punctual payment when due and the full and punctual performance of the Obligations under the Senior Finance Documents, including without limitation, the Securities, this Indenture, the Credit Agreement and the Hedging Documents, the Company, Midco, the Issuer, the Trustee, the Joint Security Agent, the Senior Agent and

the other parties thereto have entered into the Intercreditor Agreement and the other Security Documents and may enter into additional Security Documents.

        (b)         Each Holder, by accepting a Security, (i) consents and agrees to all of the terms of the Intercreditor Agreement, any Additional Intercreditor Agreement and the other Security Documents as the same may be in effect or may be amended from time to time in accordance with their terms, (ii) appoints the Joint Security Agent as its agent under the Intercreditor Agreement and Security Documents, (iii) authorizes and directs the Trustee and the Joint Security Agent to enter into the Intercreditor Agreement and the Security Documents and (iv) authorizes the Trustee and the Joint Security Agent to perform their respective obligations and to exercise their respective rights under the Intercreditor Agreement and the other Security Documents on its behalf. In addition, each Holder further acknowledges and agrees that the Trustee is not required to, and shall not, take any action requested by a Holder under, in respect of or otherwise in connection with the Intercreditor Agreement, any Additional Intercreditor Agreement and any Security Document, including, without limitation, instructing the Joint Security Agent to enforce any of the Security Documents pursuant to Section 11.03 or delivering or canceling a Stop Notice or taking other action pursuant to Section 11.04, unless the requisite Holders have properly instructed the Trustee in accordance with the terms of this Indenture and such Intercreditor Agreement, and the Trustee shall suffer no liability for not acting in the absence of any such instructions.

        (c)         As more fully set forth in, and subject to the provisions of the Intercreditor Agreement and the other Security Documents, the Collateral is pledged on a first-priority basis for the benefit of the Joint Security Agent.

        (d)         The Joint Security Agent agrees that it will hold the security interests in Collateral created under any Security Agreement to which it is a party as contemplated by this Indenture or any Intercreditor Agreement, and any and all proceeds thereof, for the benefit of, among others, the Trustee and the Holders, without limiting the Joint Security Agent rights including under Section 11.02, to act in preservation of the security interest in the Collateral. The Joint Security Agent will take action or refrain from taking action in connection therewith only as directed by the Trustee.

        SECTION 11.02. Suits To Protect the Collateral. Subject to the provisions of the Security Documents and the Intercreditor Agreement, the Joint Security Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Joint Security Agent, in its sole discretion, may deem expedient to preserve or protect the security interests in the Collateral created under the Security Documents (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Collateral or be prejudicial to the interests of the Holders or the Trustee).

        SECTION 11.03. Enforcement of Security Documents. (a) Subject and pursuant to the Intercreditor Agreement, following any acceleration of the Securities under Section 6.02, Holders representing at least 25% in principal amount of the Securities may instruct the Trustee to instruct the Joint Security Agent to enforce the Security Documents in accordance with the terms of the Intercreditor Agreements. The enforcement of the Security Documents shall be conducted in accordance with the terms of the Intercreditor Agreements.

        (b)         Subject and pursuant to the Intercreditor Agreements, Holders representing at least a majority in principal amount of the Securities may (among other things):

        (1)         instruct the Trustee to consent to the enforcement of the Security Documents other than in accordance with the Security Enforcement Principles; and

        (2)         determine that, and instruct the Trustee to notify the Joint Security Agent that, the 45-day consultation period prior to instructing the Joint Security Agent to enforce the Security Documents provided for in the Intercreditor Agreement could be reasonably expected to have a material adverse effect on (i) the ability to enforce any of the Security Documents or (ii) the realization proceeds of any enforcement of the Security Documents.

        (c)         Except as provided in the Intercreditor Agreement, neither the Trustee nor any Holder shall have any individual right to enforce the Security Documents or require the Security Documents to be enforced.

        SECTION 11.04. Other Actions under Intercreditor Agreement. Subject and pursuant to the Intercreditor Agreement, Holders representing at least 25% in principal amount of the Securities may (among other things) instruct the Trustee to deliver a Stop Notice, or cancel a Stop Notice, pursuant to clause 4(b) of the Intercreditor Agreement.

        SECTION 11.05. Amendments. The Joint Security Agent agrees that it will only enter into an amendment to the Intercreditor Agreement or enter into or amend any other Additional Intercreditor Agreement entered into in accordance with Section 4.16 upon a direction of the Issuer, given in accordance with Section 4.16, to do so. The Joint Security Agent shall sign any amendment authorized pursuant to Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Joint Security Agent.

        SECTION 11.06. Release of Collateral. (a) Subject to subsections (b), (c) and (d) of this Section 11.06, the Collateral may be released from the security interests and Liens created by the Security Documents at any time and from time to time in accordance with the provisions of this Indenture, the Intercreditor Agreements and the other Security Documents:

        (1)         to permit the consummation of Asset Dispositions permitted or not prohibited by, and in accordance with, Section 4.05;

        (2)         to permit the sale, transfer or other disposal of the Capital Stock or assets of Subsidiary Guarantor in accordance with Section 5.01(b);

        (3)         pursuant to the Security Documents (other than the Intercreditor Agreement);

        (4)         pursuant to any amendment, waiver or supplement of this Indenture, any Intercreditor Agreement and the Security Documents in accordance with Article 9;

        (5)         whether prior to or after the discharge of the Credit Agreement and the other Senior Finance Documents, if (and for so long as) the security interests and Liens on the Collateral under the Issuer Bank Accounts Maintenance Agreement Pledge or relating to Subordinated Shareholder Debt, intercompany loans among the Company and its Restricted Subsidiaries, or the Capital Stock and assets of Subsidiary Guarantors shall have been released by the Joint Security Agent on behalf of the Senior Creditors (other than the Holders, the Trustee and the Joint Security Agent), and there exist no other security interests or Liens with respect to the such Collateral except as provided in Section 4.12(ii)(B); or

        (6)         concurrently with the consummation of an enforcement action taken by the Joint Security Agent with respect to such Collateral in accordance with Sections 10.1, 10.2 and 10.3 and the other applicable provisions (including the Security Enforcement Principles) of the Intercreditor Agreement.

        (b)         Except as set forth in Section 11.06(a) and 11.07, the Collateral may not be released from the security interests and Liens under the Security Documents.

        (c)         At any time when an Event of Default has occurred and is continuing, no release of the Collateral will be effective as against the Holders of the Securities except as provided in Section 11.06(a)(6) and the Intercreditor Agreement.

        (d)         In the case of a release of Collateral pursuant to Section 11.06(a)(1), (2), (3), (4) or (5), prior to any such release, the Issuer shall deliver to the Trustee, in form and substance acceptable to the Trustee, an Officers' Certificate certifying that all of the conditions precedent to the release of the Collateral under this Indenture, the Intercreditor Agreement and the applicable Security Documents have been satisfied.

        SECTION 11.07. Termination of Security Interest. The Trustee shall, at the request and expense of the Issuer, deliver a certificate to the Joint Security Agent stating that the Obligations under the Securities, this Indenture and the Security Documents have been paid in full, and instruct the Joint Security Agent to release the security interests and Liens pursuant to the Securities and this Indenture upon (a) full and final payment of all Obligations under the Securities, this Indenture and the Security Documents, (b) satisfaction and discharge of this Indenture pursuant to Section 8.01, (c) satisfaction by the Issuer of the conditions set forth in Article 8 for legal defeasance or covenant defeasance or (d) with the consent of the Holders of the Securities as provided in Section 9.02. Upon receipt of such instruction and any necessary or proper instruments of termination, satisfaction or release prepared by the Issuer, the Joint Security Agent shall execute, deliver or acknowledge any such instruments or releases to evidence the release of all such security interests and Liens.

        SECTION 11.08. Reliance by Other Senior Creditors on Intercreditor Agreement Provisions. Each Holder by accepting a Security acknowledges and agrees that the provisions of the Intercreditor Agreement are, and are intended to be, an inducement and consideration to the Senior Creditors (other than the Holders, the Trustee and the Joint Security Agent) to acquire and to hold, or continue to hold, the Indebtedness under the Senior Finance Documents and such Senior Creditors shall be deemed to conclusively to have relied upon such provisions of the Intercreditor Agreement in acquiring and continuing to hold, such Indebtedness. Each Holder by accepting a Security further acknowledges and agrees that each Senior Creditor (other than the Holders, the Trustee and the Joint Security Agent) is a third-party beneficiary of the provisions of Article 11 of this Indenture and has the right to enforce the provisions of Article 11 of this Indenture as against the Holders. Notwithstanding the foregoing, the Issuer, the Trustee and the Joint Security Agent are not required to take any action or give any notice in connection with this Section 11.08 except as otherwise required by the Intercreditor Agreement.

ARTICLE 12

Miscellaneous

        SECTION 12.01. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Issuer or any Guarantor:
Oskar Mobil a.s.
Vinohradská 167
100 00 Praha 10
Czech Republic
Attention of: Chief Financial Officer

Fax: 420 271 171 963
and:
Attention of: General Counsel

Fax: 420 271 171 951
with a copy to:
Pillsbury Winthrop LLP
1540 Broadway
New York, New York 10036

USA
Attention of: David P. Falck, Esq.

Fax: (212) 858-1500

if to the Trustee:
JPMorgan Chase Bank
Trinity Tower
9 Thomas More Street
London E1W 1YT
United Kingdom
Attention of: Manager, Trust Services

Fax: 44 207 777 5420

if to the Joint Security Agent:
J.P.Morgan Europe Limited
125 London Wall
London EC2 5AL
United Kingdom
Attention of: Loans Agency

Fax: 44 207 777 2360

        Each of the Issuer, the Guarantors, the Trustee or the Joint Security Agent by notice to the others may designate additional or different addresses for subsequent notices or communications.

        Any notice or communication mailed or sent by telecopy to a Holder shall be, if mailed, mailed first class mail, to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed or sent within the time prescribed.

        Failure to mail or send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

        SECTION 12.02. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee:

        (a)         an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

        (b)         an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

        SECTION 12.03. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.18) shall include:

        (a)         a statement that the Person making such certificate or opinion has read such covenant or condition;

        (b)         a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

        (c)         a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

        (d)         a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

        SECTION 12.04. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

        SECTION 12.05. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

        SECTION 12.06. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

        SECTION 12.07. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

        SECTION 12.08. Consent to Jurisdiction and Service. The Issuer and each Guarantor irrevocably (i) agree that any legal suit, action or proceeding against the Issuer or any Guarantor arising out of or based upon this Indenture, the Securities or any Guarantee or the transactions contemplated hereby may be instituted in any U.S. Federal or state court in the Borough of Manhattan, The City of New York court and (ii) waive, to the fullest extent they may effectively do so, any objection which they may now or hereafter have to the laying of venue of any such proceeding. The Issuer and each of Guarantor have appointed CT Corporation System at 111 Eighth Avenue, New York, NY 10011, USA as their authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Indenture, the Securities or the transactions contemplated hereby which may be instituted in any New York court, expressly consent to the jurisdiction of any such court in respect of any such action, and waive any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Issuer and each of the Guarantors represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Issuer and each of the Guarantors shall be deemed, in every respect, effective service of process upon the Issuer and each of the Guarantors.

        SECTION 12.09. No Recourse Against Others. No director, officer, employee, incorporator or shareholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or any Guarantor under the Securities, the Guarantees or this Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases such liability. The waiver and release are part of the consideration for issuance of the Securities.

        SECTION 12.10. Currency Indemnity. The euro is the only currency of account and payment for all sums payable by the Issuer under or in connection with the Securities and this Indenture or by the Guarantors under the Guarantees, in each case, including any damages. Any amount received or recovered in a currency other than euros (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or a Guarantor or otherwise) by any Holder or the Trustee in respect of, respectively, any amount of euros expressed to be due to it from the Issuer or any Guarantor shall constitute a discharge of the Issuer or a Guarantor, as the case may be, only to the extent of, respectively, the euro amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that euro amount is less than, respectively, the euro amount expressed to be due to the recipient under any Security or Guarantee, the Issuer and each Guarantor, jointly and severally, shall indemnify the recipient against any loss sustained by it as a result, including the cost of making any such purchase, subject to mandatory provisions of Czech bankruptcy law in the case of the Issuer. For the purposes of this Section 12.10, it will be sufficient for the Holder or the Trustee, as applicable, to certify (indicating the sources of information used and providing reasonable detail as to the calculations employed) that it would have suffered a loss had the actual purchase of euros been made with the amount so received in that other currency on the date of receipt or recovery (or if, in the reasonable judgment of such Holder or the Trustee, a purchase of euros on such date had not been practicable due to currency market conditions generally, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities, to the extent permitted by law: (i) constitute a separate and independent obligation from the other obligations of the Issuer and each Guarantor; (ii) shall give rise to a separate and independent cause of action; (iii) shall apply irrespective of any waiver or extension granted by any Holder (except as to such Holder) or the Trustee; and (iv) shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Security or Guarantee or any other judgment or order, subject to mandatory provisions of Czech bankruptcy law.

        SECTION 12.11. Successors. All agreements of the Issuer and each Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee and the Joint Security Agent in this Indenture shall bind its successors.

        SECTION 12.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

        SECTION 12.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

        IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

OSKAR MOBIL A.S.

by

Name: Alexander Tolstoy
Title: Chairman of the Board of Directors

by

Name: Muriel Anton
Title: Member of the Board of Directors

OSKAR HOLDINGS N.V.

by

Name:
Title:

OSKAR FINANCE B.V.

by

Name:
Title:

JPMORGAN CHASE BANK, as Trustee,
Transfer Agent and Paying Agent

by

Name:
Title:

J.P. MORGAN BANK LUXEMBOURG S.A.,
as Registrar and Luxembourg Transfer Agent

by

Name:
Title:

DEXIA BANQUE INTERNATIONALE À
LUXEMBOURG, société anonyme, as
Luxembourg Paying Agent

by

Name:
Title:

J.P. MORGAN EUROPE LIMITED, as Joint
Security Agent

by

Name:
Title:

APPENDIX A

PROVISIONS RELATING TO THE SECURITIES

        1.         Definitions.

        1.1         Definitions.

        For the purposes of this Appendix A the following terms shall have the meanings indicated below:

        "Applicable Procedures" means, with respect to any transfer or transaction involving a Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

        "Clearstream" means Clearstream Banking, société anonyme, or any successor securities clearing agency.

        "Definitive Security" means a certificated Security that does not include the Global Securities Legend.

        "Depositary" means a common depository of Euroclear and Clearstream, their nominees and their respective successors.

        "Euroclear" means the Euroclear Bank S.A./N.V., as operator of the Euroclear system as currently in effect, or any successor securities clearing agency.

        "Global Securities Legend" means the legend set forth under that caption in Exhibit A to this Indenture.

        "Initial Purchasers" means J.P. Morgan Securities Inc., ABN AMRO Bank N.V., UBS Limited and WestLB AG, London Branch.

        "Purchase Agreement" means the Purchase Agreement dated as of October 6, 2004 among the Issuer, the Guarantors and the Initial Purchasers.

        "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

        "Regulation S" means Regulation S under the Securities Act.

        "Regulation S Securities" means all Securities offered and sold outside the United States in reliance on Regulation S.

        "Restricted Period", with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Issuer to the Trustee, and (b) the Issue Date with respect to such Securities.

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        "Restricted Securities Legend" means the legend set forth in Section 2.3(e)(i) herein.

        "Rule 144A" means Rule 144A under the Securities Act.

        "Rule 144A Securities" means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor person thereto.

        "Transfer Restricted Securities" means Definitive Securities and any other Securities that bear or are required to bear the Restricted Securities Legend.

        1.2         Other Definitions.

Term:	Defined in Section:
"Agent Members"	2.1(c)
"Global Security"	2.1(b)
"Regulation S Global Security"	2.1(b)
"Rule 144A Global Security"	2.1(b)

        2.         The Securities.

        2.1         Form and Dating.

        (a)         The Securities issued on the date hereof will be (i) offered and sold by the Issuer pursuant to a Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Securities may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S.

        (b)         Global Securities. Rule 144A Securities shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "Rule 144A Global Security") and Regulation S Securities shall be issued initially in the form of one or more global Securities (collectively, the "Regulation S Global Security"), in each case without interest coupons and bearing the Global Securities Legend and Restricted Securities Legend, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture. Beneficial ownership interests in the Regulation S Global Security shall not be exchangeable for interests in the Rule 144A Global Security or any other Security without a Restricted Securities Legend until the expiration of the Restricted Period. The Rule 144A Global

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Security and the Regulation S Global Security are each referred to herein as a "Global Security" and are collectively referred to herein as "Global Securities". The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee and on the schedules thereto as hereinafter provided.

        (c)         Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Security deposited with or on behalf of the Depositary.

        The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 and pursuant to an order of the Issuer signed by two Officers, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as Securities Custodian.

        Members of, or participants in, Euroclear or Clearstream ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Security, and the Depositary may be treated by the Issuer, the Guarantors, the Trustee and any agent of the Issuer, the Guarantors, or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Guarantors, the Trustee or any agent of the Issuer, the Guarantors, or the Trustee from giving effect to any written certification, proxy or other authorization furnished by Euroclear or Clearstream or impair, as between the Euroclear or Clearstream and their respective Agent Members, the operation of customary practices thereof governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

        (d)         Definitive Securities. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

        2.2         Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by two of its Officers Securities for original issue on the date hereof in an aggregate principal amount of €325,000,000. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed €325,000,000, except as provided in Sections 2.07 and 2.08 of this Indenture.

        2.3         Transfer and Exchange. (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

        (i)         to register the transfer of such Definitive Securities; or

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        (ii)         to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met, provided, however, that the Definitive Securities surrendered for transfer or exchange:

        (1)         shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

        (2)         in the case of Transfer Restricted Securities, are accompanied by the following additional information and documents, as applicable:

        (A)         if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Security); or

        (B)         if such Definitive Securities are being transferred to the Issuer, a certification to that effect (in the form set forth on the reverse side of the Security); or

        (C)         if such Definitive Securities are being transferred pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Security) and (y) if the Issuer or Registrar so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

        (b)         Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, together with:

        (i)         certification (in the form set forth on the reverse side of the Security) that such Definitive Security is being transferred (1) to a QIB in accordance with Rule 144A or (2) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

        (ii)         written instructions directing the Registrar to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect

5

to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the account to be credited with such increase;

then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated securities pursuant to Section 2.4, the Issuer shall issue and the Trustee shall authenticate, upon written order of the Issuer in the form of an Officers' Certificate, in form and substance satisfactory to the Trustee, a new Global Security in the appropriate principal amount.

        (c)         Transfer and Exchange of Global Securities.

        (i)         The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Security to a transferee who takes delivery of such interest through the Regulation S Global Security, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Registrar of a certification in the form provided in Exhibit C from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream.

        (ii)         If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding

6

decrease in the principal amount of Global Security from which such interest is being transferred.

        (iii)         Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

        (d)         Restrictions on Transfer of Regulation S Global Security.

        (i)          Prior to the expiration of the Restricted Period, interests in the Regulation S Global Security may only be held through Euroclear or Clearstream. During the Restricted Period, beneficial ownership interests in the Regulation S Global Security may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (1) to the Issuer, (2) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (3) in an offshore transaction in accordance with Regulation S, (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act or any other available exemption or (5) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Security to a transferee who takes delivery of such interest through the Rule 144A Global Security shall be made only in accordance with Applicable Procedures and upon receipt by the Registrar of a written certification from the transferor of the beneficial interest in the form provided in Exhibit C to the effect that such transfer is being made to a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A. Such written certification shall no longer be required after the expiration of the Restricted Period.

        (ii)         Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Security shall be transferable in accordance with applicable law and the other terms of this Indenture.

        (e)         Legend.

        (i)         Except as permitted by the following paragraph (ii), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

7

        "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

        THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

        Each Definitive Security shall bear the following additional legend:

        "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

        (ii)         Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) that is a

8

Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

        (iii)         Upon a sale or transfer after the expiration of the Restricted Period of any Security acquired pursuant to Regulation S, all requirements that such Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Security be issued in global form shall continue to apply.

        (f)         Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

        (g)         Obligations with Respect to Transfers and Exchanges.

        (i)         To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar's request.

        (ii)        No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.06, 3.06, 4.05, 4.06 and 9.05 of this Indenture).

        (iii)       Prior to the due presentation for registration of transfer of any Security, the Issuer, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

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        (iv)         All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer.

        (h)         No Obligation of the Trustee.

        The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

        (ii)         The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for Compliance, with any restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable of any interest in any Security (including, without limitation, any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof; it being understood that without limiting the generality of the foregoing, the Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance, with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under the Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Security.

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        2.4         Definitive Securities.

        (a)         A Global Security deposited with the Depositary or with the Trustee as Securities Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as a Depositary for such Global Security or if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Issuer within 120 days of such notice or after the Issuer becomes aware of such cessation, or (ii) if the Depository so requests following an Event of Default or (iii) the Issuer, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

        (b)         Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in minimum denominations of €50,000 and multiples of €1,000 in excess thereof and registered in such names as the Depositary shall direct. Any certificated Security in the form of a Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(e), bear the Restricted Securities Legend.

        (c)         Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

        (d)         In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Issuer will promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

EXHIBIT A

[FORM OF FACE OF SECURITY]

[Global Securities Legend]

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM ("EUROCLEAR"), OR CLEARSTREAM BANKING, SOCIÈTÈ ANONYME ("CLEARSTREAM"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ITS AUTHORIZED NOMINEE, OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM (AND ANY PAYMENT IS MADE TO ITS AUTHORIZED NOMINEE, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, ITS AUTHORIZED NOMINEE, HAS AN INTEREST HEREIN.

        TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF EUROCLEAR OR CLEARSTREAM OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

        [[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE CLOSING OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE U.S. SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Securities Legend]

        THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

2

        THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[Netherlands Legend]

        "THIS SECURITY (OR ANY INTEREST THEREIN) MAY NOT BE SOLD, TRANSFERRED OR DELIVERED IN OR FROM THE NETHERLANDS OTHER THAN TO PERSONS, AS PART OF THEIR INITIAL DISTRIBUTION OR AS PART OF ANY RE-OFFERING, OTHER THAN TO PERSONS WHO TRADE OR INVEST IN SECURITIES IN THE CONDUCT OF THEIR PROFESSION OR TRADE AS REFERRED TO IN ARTICLE 2 OF THE EXEMPTION REGULATION ISSUED UNDER THE 1995 ACT ON THE SUPERVISION OF THE SECURITIES TRADE (VRIJSTELLINGSREGELING WET TOEZICHT EFFECTENVERKEER 1995), WHICH INCLUDES BANKS, SECURITIES INTERMEDIARIES (INCLUDING DEALERS AND BROKERS), INSURANCE COMPANIES, PENSION FUNDS, OTHER INSTITUTIONAL INVESTORS AND COMMERCIAL ENTERPRISES, WHICH AS AN ANCILLARY ACTIVITY REGULARLY INVEST IN SECURITIES("PMP").

        EACH INDIVIDUAL OR LEGAL ENTITY TRADING IN OR FROM THE NETHERLANDS BY PURCHASING THIS SECURITY (OR ANY INTEREST THEREIN), WILL BE DEEMED TO HAVE REPRESENTED AND AGREED FOR THE BENEFIT OF THE ISSUER THAT IT IS A PMP AND IS ACQUIRING THIS SECURITY (OR ANY INTEREST THEREIN) FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A PMP.

3

        EACH HOLDER OF THIS SECURITY (OR ANY INTEREST THEREIN), BY PURCHASING SUCH SECURITY (OR ANY INTEREST THEREIN), WILL BE DEEMED TO HAVE REPRESENTED AND AGREED FOR THE BENEFIT OF THE ISSUER THAT (1) SUCH SECURITY (OR ANY INTEREST THEREIN) MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY DUTCH RESIDENT OTHER THAN A PMP ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A PMP AND THAT (2) IT WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS DESCRIBED HEREIN TO ANY SUBSEQUENT TRANSFEREE."

Each Definitive Security shall bear the following additional legend:

        IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No.

€__________

7.50% First Priority Senior Secured Notes due 2011

Common Code. ______
ISIN No. ______

Oskar Mobil a.s., a joint stock company organized under the laws of the Czech Republic, promises to pay to [         ], or its registered assigns, the principal sum

€[           ] [subject to adjustments listed on the Schedule of Increases or Decreases in Global Security attached hereto]1 on October 15, 2011.

Interest Payment Dates: April 15 and October 15.

Record Dates: April 1 and October 1.

[1] Use the Schedule of Increases and Decreases language if Security is in Global Form.

Additional provisions of this Security are set forth on the other side of this Security.

OSKAR MOBIL A.S.,

by

Name: Alexander Tolstoy
Title: Chairman of the Board of Directors

by

Name: Muriel Anton
Title: Member of the Board of Directors
Dated:
TRUSTEE'S CERTIFICATE OF
AUTHENTICATION
JPMORGAN CHASE BANK,
as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By:
Authorized Signatory

_____________

*/ If the Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned "TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".

[FORM OF REVERSE SIDE OF SECURITY]

7.50% First Priority Senior Secured Notes due 2011

1. Interest

        Oskar Mobil a.s., a joint stock company organized under the laws of the Czech Republic (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuer"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuer shall pay interest semiannually on April 15 and October 15 of each year, commencing on April 15, 2005. Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from October 13, 2004 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

        The Issuer shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the April 1 or October 1 next preceding the interest payment date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, Additional Amounts, if any, and interest in euro or such other lawful currency of the participating member states in the Third Stage of European Economic and Monetary Union of the Treaty Establishing the European Community that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, Additional Amounts, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by Euroclear or Clearstream or any successor depositary. The Issuer will make all payments in respect of a Definitive Security (including principal, premium, Additional Amounts, if any, and interest), at the office of the Paying Agent, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each Holder thereof, provided, however, that payments on the Securities may also be made, in the case of a Holder of at least €1,000,000 aggregate principal amount of Securities, by wire transfer to a euro account maintained by the payee with a bank in a country that is a member of the European Union if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

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3. Paying Agent and Registrar

        Initially, JPMorgan Chase Bank (the "Trustee"), will act as Paying Agent, J.P. Morgan Bank Luxembourg S.A. will act as Registrar and Dexia Banque Internationale à Luxembourg, société anonyme will act as Luxembourg paying agent. The Issuer may appoint and change any Paying Agent or Registrar. The Issuer or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

4. Indenture

        The Issuer issued the Securities under an Indenture dated as of October 13, 2004 (the "Indenture"), among the Issuer, the Guarantors, the Trustee, the Joint Security Agent, J.P. Morgan Bank Luxembourg S.A. and Dexia Banque Internationale à Luxembourg, société anonyme. The terms of the Securities include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions.

        The Securities are senior secured obligations of the Issuer limited to €325,000,000 aggregate principal amount at any one time outstanding (subject to Sections 2.07 and 2.08 of the Indenture). This Security is one of the Securities referred to in the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness and layer Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens, make asset sales, impair certain security interests, issue certain guarantees and designate Restricted and Unrestricted Subsidiaries. The Indenture also imposes limitations on the ability of the Issuer and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all its property.

        To guarantee the due and punctual payment of the principal and interest on the Securities and all other amounts payable by the Issuer under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantors (other than Midco) have jointly and severally unconditionally guaranteed the Guaranteed Obligations on a senior secured basis pursuant to the terms of the Indenture and Midco has guaranteed the Obligations under the Securities and the other Senior Finance Documents pursuant to the Midco Guarantee Agreement. Reference is made to the Indenture and the Intercreditor Agreement for the terms of any such Guarantees, including the release, termination and discharge thereof. Neither the Issuer nor any Guarantor shall be required to make any notation on this Security to reflect any Guarantee or any such release, termination or discharge.

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5. Optional Redemption

        Except as set forth in this paragraph 5 and in paragraph 6, the Securities shall not be redeemable at the option of the Issuer prior to October 15, 2008. Thereafter, the Securities shall be redeemable at the option of the Issuer, in whole or in part, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period commencing on October 15 of the years set forth below:

Year	Redemption
Price
2008	103.750%
2009	101.875%
2010 and thereafter	100.000%

        The Issuer may choose to redeem the Securities at any time, or from time to time, prior to October 15, 2008, upon not less than 30 nor more than 60 days' notice delivered to each Holder as set forth in the Indenture. If it does so, it may redeem all or any portion of the Securities, at once or over time. To redeem the Securities, the Issuer must pay a redemption price equal to the sum of:

        (a)         100% of the principal amount of the Securities to be redeemed, plus

        (b)         the Applicable Premium,

plus accrued and unpaid interest and Additional Amounts, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Any such redemption and notice may, at the Issuer's discretion, be subject to the satisfaction of one or more conditions precedent.

        At any time and from time to time, prior to October 15, 2007, the Issuer may redeem up to a maximum of 35% of the principal amount of the Securities originally issued with the net cash proceeds of one or more Equity Offerings, at a redemption price equal to 107.50% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), provided, however, that after giving effect to any such redemption, at least 65% in aggregate principal amount of the Securities remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates). Any such redemption shall be made within 120 days of the closing of such relevant Equity Offering.

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6. Optional Redemption for Changes in Withholding Taxes

        The Issuer may redeem the Securities, at its option, at any time as a whole but not in part, upon not less than 30 nor more than 60 days' notice, at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest (if any) to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event a Payor (as hereinafter defined) has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Securities, any Additional Amounts, in each case as a result of:

        (1)         a change in or an amendment to the laws or treaties (including any regulations, protocols or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction affecting taxation; or

        (2)         any change in or amendment to any official position regarding the application, administration or interpretation of such laws or treaties (including the decision of any court, governmental agency or tribunal), which change or amendment is announced or becomes effective on or after October 6, 2004 (or if later, the date which a Payor becomes a company organized under the laws of such jurisdiction) and the Payor cannot avoid such obligation by taking reasonable measures available to it.

        Notice of redemption for taxation reasons will be published in accordance with the procedures set forth in Section 3.03 of the Indenture.

        Notwithstanding the foregoing no such notice of redemption may be given (a) earlier than 90 days prior to the earliest date on which a Payor would be obligated to pay such Additional Amounts were a payment in respect of the notes then due and payable and (b) unless at the time such notice is given such obligation to pay such Additional Amounts remains in effect.

        Before the Issuer publishes or mails notice of redemption of the Securities as described above, it will deliver to the Trustee an Officers' Certificate to the effect that the Issuer cannot avoid its obligation to pay Additional Amounts by taking reasonable measures available to it. So long as the Securities are listed on the Luxembourg Stock Exchange, and to the extent required by the Luxembourg Stock Exchange, any such notice will be published in the Luxemburger Wort and a copy of such notice will be sent to the Luxembourg Stock Exchange. The Issuer will also deliver to the Trustee an opinion of independent legal counsel that a Payor is or would be obligated to pay Additional Amounts as a result of a change in tax laws or regulations or the application or interpretation of such laws or regulations. The Trustee will accept such opinion as sufficient existence of the satisfaction of the conditions precedent described above, which shall be conclusive and binding on the Holders.

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7. Withholding Taxes

        All payments under or with respect to the Securities will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter "Taxes") imposed or levied by or on behalf of the government of the countries in which each of the Issuer, the relevant Guarantor and, in each case, any successor thereof (each, a "Payor") is organized or any political subdivision or any authority or agency therein or thereof having power to tax, or any other jurisdiction in which the relevant Payor is organized or is otherwise resident for tax purposes, or any jurisdiction from or through which payment is made (each a "Relevant Taxing Jurisdiction"), unless the relevant Payor is then required to withhold or deduct Taxes by law or by the interpretation or administration thereof.

        If a Payor is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Securities, such Payor will be required to pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by any Holder (including Additional Amounts) after such withholding or deduction will be equal to the amount the Holder would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:

        (1)         any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder or beneficial owner of a Security (or between a fiduciary, settlor, member, partner or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust, partnership or corporation) and the Relevant Taxing Jurisdiction including, without limitation, such Holder or beneficial owner being or having been a domiciliary, national or resident thereof, or being or having been present or engaged in a trade or business therein or having had a permanent establishment or fixed based therein (other than the mere receipt of such payment or the ownership or holding of such Security);

        (2)         any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or other governmental charge;

        (3)         any Taxes which are payable otherwise than by withholding from payments of (or in respect of) principal of, or any interest on, the Securities;

        (4)         any Taxes that are imposed, deducted or withheld by reason of the failure to comply by the Holder or the beneficial owner of a Security with a written request from the Issuer, after reasonable notice, (A) to provide information concerning the nationality, residence, identity or connection to the Relevant Taxing Jurisdiction of the Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by a statute, treaty, regulation or administrative practice of the

6

Relevant Taxing Jurisdiction as a precondition to exemption from or refund of all or part of such Tax;

        (5)         any Taxes that are required to be withheld or deducted on a payment to an individual pursuant to any European Union Council Directive regarding the taxation of savings income (including European Council Directive 2003/48/EC) or pursuant to any law implementing, or introduced in order to conform to, any such Directive;

        (6)         if the payment could have been made without deduction or withholding if the beneficiary of the payment had presented the Security for payment within 30 days after the date on which such payment or such Security became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder would have been entitled to Additional Amounts had the Security been presented on the last day of the 30-day period);

        (7)         any payment of principal of (or premium, if any, on) or interest on such Security to any Holder who is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Security;

        (8)         a Security presented for payment by or on behalf of a Holder or beneficial owner who would have reasonably been able to avoid a withholding or deduction by presenting the relevant Security to another paying agent; or

        (9)         any combination of items (1) through (8) above.

        The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor will use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and will provide such certified copies to the Trustee. Such copies shall be made available to the Holders upon request and will be made available at the offices of the Paying Agent in Luxembourg if the Securities are then listed on the Luxembourg Stock Exchange. The Payor will attach to each certified copy a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Securities then outstanding and (y) the amount of such withholding Taxes paid per €1,000 principal amount of the Securities.

        If any Payor will be obligated to pay Additional Amounts under or with respect to any payment made on the Securities, at least 30 days prior to the date of such payment, the Payor will deliver to the Trustee an Officers' Certificate stating the fact that Additional Amounts will be payable and the amount so payable and such other information necessary to enable the Paying Agent to pay Additional Amounts to Holders

7

on the relevant payment date (unless such obligation to pay Additional Amounts arises less than 30 days prior to the relevant payment date, in which case the Payor may deliver such Officers' Certificate as promptly as practicable after the date that is 30 days prior to the payment date).

        Whenever in the Indenture or this Security there is mentioned, in any context:

        (1)         the payment of principal;

        (2)         redemption prices or purchase prices in connection with a redemption or purchase of Securities, as applicable;

        (3)         interest; or

        (4)         any other amount payable on or with respect to any of the Securities, such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

        The Issuer will pay any present or future stamp, court or documentary taxes or any other excise taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or original registration of the Securities, this Indenture or any other related document or instrument, excluding such taxes, charges or similar levies imposed by any jurisdiction that is not a Relevant Taxing Jurisdiction, and the Issuer and each Guarantor will agree to indemnify the Holders for any such taxes paid by such Holders.

8. Sinking Fund

        The Securities are not subject to any sinking fund.

9. Notice of Redemption

        At least 30 days but not more than 60 days before the redemption date of Securities, the Issuer shall deliver a notice of redemption to Euroclear and Clearstream, as applicable, for communication to entitled account Holders or, alternatively, publish such notice of redemption in a leading English language daily newspaper published in the City of London or such other English language daily newspaper with general circulation in Europe as the Trustee may approve. So long as the Securities are listed on the Luxembourg Stock Exchange and its rules so require, all notices to Holders will also be published in the Luxemburger Wort or in another daily newspaper published in Luxembourg approved by the Trustee. In the case of Definitive Securities, notices will be mailed to Holders by first-class mail at their respective addresses as they appear on the records of the Registrar. Notices given by publication will be deemed given on the first date on which publication is made. Notices delivered to Euroclear and Clearstream will be deemed given on the date when delivered. Notices given by first class mail, postage paid, will be deemed given five calendar days after mailing whether or not the addressee

8

receives it, provided, however, that any notice of a redemption provided for by paragraph 6 of this Security shall not be given earlier than 90 days prior to the earliest date on which the Issuer or a Guarantor, as the case may be, would be obligated to make a payment of Additional Amounts or withholding were a payment in respect of the Securities then due and payable and if at the time such notice is given such obligation to pay such Additional Amounts or withholding remains in effect. Securities in denominations larger than €50,000 may be redeemed in part but only in whole multiples of €1,000, provided, however, that, after giving effect to such redemption, the applicable Security shall have a denomination of no less than €50,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

10. Repurchase of Securities at the Option of Holders upon a Change of Control or the Occurrence of certain Asset Dispositions

        Upon a Change of Control, each Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to require the Issuer to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest and Additional Amounts, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

        In accordance with Section 4.05 of the Indenture, the Issuer will be required to offer to purchase Securities upon the occurrence of certain events, including certain Asset Dispositions.

11. Security

        The Securities will be secured by the Collateral. Reference is made to the Indenture for terms relating to such security, including the release, termination and discharge thereof. Enforcement of the Security Documents is subject to the Intercreditor Agreement. Neither the Issuer nor any Guarantor shall be required to make any notation on this Security to reflect any grant of such security or any such release, termination or discharge.

12. Denominations; Transfer; Exchange

        The Securities are in registered form without interest coupons in minimum denominations of €50,000 and whole multiples of €1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of a Security to be redeemed in

9

part, the portion of the Security not to be redeemed) or to any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

13. Persons Deemed Owners

        Except as provided in paragraph 2 hereof, the registered Holder of this Security will be treated as the owner of it for all purposes.

14. Unclaimed Money

        If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Issuer for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

15. Discharge and Defeasance

        Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the Securities and the Indenture if the Issuer, among other things, deposits with the Trustee cash in euro or Euro Government Obligations in such amounts as will be sufficient for the payment of the entire Indebtedness including principal of, premium and interest on, and Additional Amounts on the Securities to the date of redemption or maturity, as the case may be.

16. Amendment, Waiver

        The Indenture and the Securities may be amended as set forth in the Indenture.

17. Defaults and Remedies

        The following events constitute "Events of Default" under the Indenture; (1) default in any payment of interest on any Security when the same becomes due and payable and such default continues for a period of 30 days; (2) (i) a default in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise, or (ii) a failure to redeem or purchase Securities when required pursuant to this Indenture or the Securities; (3) a failure to comply with Section 5.01; (4) a failure to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 or 4.14 (other than a failure to purchase Securities when required under Section 4.06 or 4.08) and such failure continues for 30 days after the notice specified below; (5) a failure to comply with any of the agreements in the Securities or the Indenture (other than those referred to in clauses (1), (2), (3) or (4) above) or the Security Documents and such failure continues for 60 days after the notice specified below; (6) Indebtedness of the Issuer, any Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or the acceleration by the holders thereof because of a default and the total

10

amount of such Indebtedness unpaid or accelerated exceeds €20.0 million or its foreign currency equivalent at the time; (7) the Issuer, any Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or (iv) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency; (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Issuer, any Guarantor or any Significant Subsidiary in an involuntary case; (ii) appoints a Custodian of the Issuer, any Guarantor or any Significant Subsidiary or for any substantial part of its property; or (iii) orders the winding up or liquidation of the Issuer, any Guarantor or any Significant Subsidiary; or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; (9) any judgment or decree for the payment of money in excess of €20.0 million or its foreign currency equivalent against the Issuer, any Guarantor or any Significant Subsidiary and there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed; (10) the revocation, suspension, termination, expiration, failure to maintain, renew or extend, transfer, surrender, release or loss of use of any License as a result of which the Issuer or any other Restricted Subsidiary is prohibited or materially impaired by any governmental or regulatory authority from engaging in the business to which such License relates and such condition continues for 30 days after the notice specified below; (11) any Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor denies or disaffirms its obligations under this Indenture or any Guarantee; or (12) the security interest under the Security Documents shall not constitute a valid or perfected Lien or, at any time, cease to be in full force and effect for any reason other than the satisfaction in full of all obligations under this Indenture and discharge of this Indenture, or release of such security interest by the Joint Security Agent in accordance with this Indenture or the terms of the Security Document, or any security interest created thereunder shall be declared invalid or unenforceable (unless, in the case of the Telecommunications Network Pledge, the invalidity or unenforceability of the security interest is cured within 10 Business Days as expressly provided for by the terms of such Pledge) or the Issuer or any Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

        A Default under clause (4), (5) or (10) above is not an Event of Default until the Trustee notifies the Issuer or the Holders of at least 25% in principal amount of the outstanding Securities notify the Issuer and the Trustee of the Default and the Issuer does not cure such Default within the time specified after receipt of such notice.

        If an Event of Default (other than an Event of Default specified in clause (7) or (8) with respect to the Issuer, any Guarantor or any Significant Subsidiary) occurs and is continuing, the Trustee by notice to the Issuer, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due

11

and payable immediately. If an Event of Default specified in clause (7) or (8) with respect to the Issuer, any Guarantor or any Significant Subsidiary occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

        The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security, (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 of the Indenture cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

18. Trustee Dealings with the Issuer

        Subject to certain limitations set forth under the Indenture, the Trustee in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

19. No Recourse Against Others

        No director, manager, officer, employee, incorporator or shareholder of the Issuer or any of its Subsidiaries or any Parent Company of the Issuer shall have any liability for any obligations of the Issuer or any Subsidiary with respect to the Securities, the Guarantees, the Security, the Proceeds Loan or the Indenture, or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

20. Authentication

        This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

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21. Abbreviations

        Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

22. Governing Law

        THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

23. Common Codes and ISIN Numbers

        The Issuer has caused Common Codes and ISIN numbers to be printed on the Securities and has directed the Trustee to use Common Codes and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        The Issuer will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security and the Intercreditor Agreement.

13

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

        (Print or type assignee's name, address and zip code)

        (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Date:_______________________	Your Signature:__________________________

Sign exactly as your name appears on the other side of this Security.

14

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED SECURITIES

This certificate relates to €_________ principal amount of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	to the Issuer; or
(2)	to the Registrar for registration in the name of the Holder, without transfer; or
(3)	pursuant to an effective registration statement under the Securities Act of 1933; or
(4)	inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or
(5)	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Security shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or
(6)	pursuant to another available exemption from registration under the Securities Act of 1933.

15

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided, however, that if box (5) or (6) is checked, the Trustee or the Issuer may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Trustee or Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:
Date:
Signature must be guaranteed	Signature of Signature Guarantee
by a participant in a recognized
signature guaranty medallion program
or other signature guarantor acceptable
to the Trustee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ___________________

NOTICE: To be executed by an executive officer

16

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is €[                ]. The following increases or decreases in this Global Security have been made:

Date of	Amount of decrease in	Amount of increase in	Principal amount of this	Signature of authorized
Increase/decrease	Principal Amount of this	Principal Amount of this	Global Security following	signatory of Trustee or
	Global Security	Global Security	such decrease or increase	Securities Custodian

17

OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.05 (Asset Disposition) or 4.06 (Change of Control) of the Indenture, check the box:

Asset Disposition    Change of Control

        If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.05 or 4.06 of the Indenture, state the amount (€50,000 or €1,000 multiples in excess thereof):

€

Date:______________________	Your Signature:______________________
(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

EXHIBIT B

[FORM OF GUARANTEE AGREEMENT]

        SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of , among [GUARANTOR] (the "New Guarantor"), a subsidiary of Oskar Holdings N.V., a public limited company organized under the laws of The Netherlands (the "Company"), Oskar Mobil a.s., a joint stock company organized under the laws of the Czech Republic (the "Issuer"), [EXISTING GUARANTORS] and JPMorgan Chase Bank, as trustee under the indenture referred to below (the "Trustee").

W I T N E S S E T H :

        WHEREAS the Issuer and [EXISTING GUARANTORS] (the "Existing Guarantors") have heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of October 13, 2004, providing for the issuance of 7.50% First Priority Senior Secured Notes due 2011 (the "Securities");

        WHEREAS Section 4.10 of the Indenture provides that under certain circumstances the Issuer is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Issuer's obligations under the Securities and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein; and

        WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

        NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities and the Indenture as follows:

        1. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Issuer's obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture, the Securities and the Intercreditor Agreement.

        2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

2

        3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

        5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

3

        IN WITNESS WHEREOF, the parties hereto have caused this Guarantee Agreement to be duly executed as of the date first above written.

[NEW GUARANTOR],

by

Name:
Title:

OSKAR MOBIL A.S.,

by

Name:
Title:

by

Name:
Title:

[EXISTING GUARANTORS],

by

Name:
Title:

JPMORGAN CHASE BANK, as Trustee,

by

Name:
Title:

4

J.P. MORGAN BANK LUXEMBOURG S.A.,
as Registrar and Luxembourg Transfer Agent

by

Name:
Title:

DEXIA BANQUE INTERNATIONALE À
LUXEMBOURG, société anonyme, as
Luxembourg Paying Agent

by

Name:
Title:

J.P. MORGAN EUROPE LIMITED, as Joint
Security Agent,

by

Name:
Title:

EXHIBIT C

FORM OF CERTIFICATE OF TRANSFER
JPMorgan Chase Bank
Trinity Tower
9 Thomas More Street
London E1W 1YT
Attn: Corporate Trust Administration

Re: 7.50% First Priority Senior Secured Notes due 2011 of Oskar Mobil a.s. (the "Securities")

Reference is hereby made to the Indenture, dated as of October 13, 2004 (the "Indenture"), among Oskar Mobil a.s., as Issuer, the Guarantors, JPMorgan Chase Bank, as Trustee, J.P. Morgan Bank Luxembourg S.A., as Registrar and Luxembourg Transfer Agent, Dexia Banque Internationale à Luxembourg société anonyme, as Luxembourg Paying Agent, and J.P. Morgan Europe Limited, as Joint Security Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the "Transferor") owns and proposes to transfer the

Security/Securities or interest in such Security/Securities specified in Annex A hereto, in the principal amount of €___________ in such Security/Securities or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.   Check if Transfer is Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act"), and, accordingly, the Transferor hereby further certifies that the book-entry interest or Definitive Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the book-entry interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A to whom notice was given that the Transfer was being made in reliance on Rule 144A and such Transfer is in compliance with any applicable securities laws of any state of the United States or any other jurisdiction. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred book-entry interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Restricted Securities Legend printed on the Rule 144A Global Security and/or the Rule 144A Definitive Security and in the Indenture and the U.S. Securities Act.

2.         Check if Transfer is pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Regulation S under the U.S. Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (A) at the time the buy order was originated, the

C-1-1

Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States; (ii) no directed selling efforts have been made in contravention of the requirements of Regulation S under the U.S. Securities Act; (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act; and (iv) if the Transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on Transfer contained in the U.S. Securities Act, the Indenture and any applicable securities laws of any state of the United States or any other jurisdiction.

3.         Check if Transfer is pursuant to another U.S. Securities Act exemption. The Transfer is being effected pursuant to Rule 144 or another available exemption from registration under the U.S. Securities Act. If the Transfer is being effected pursuant to Rule 144 (i) the Transfer is being effected in accordance with Rule 144 under the U.S. Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable securities laws of any state of the United States or any other jurisdiction; (ii) the Transferor is not (and during the three months preceding the Transfer was not) an Affiliate of the Issuer, or any Guarantor; (iii) at least two years have elapsed since such Transferor (or any previous transferor of such book-entry interest or Definitive Security that was not an Affiliate of the Issuer or any Guarantor) acquired such book-entry interest or Definitive Security from the Issuer, any Guarantor or an Affiliate of the Issuer or any Guarantor, and (iv) the restrictions on transfer contained in the Indenture and the Restricted Securities Legend are not required in order to maintain compliance with the U.S. Securities Act. If the Transfer is being effected pursuant to another available exemption from registration under the U.S. Securities (other than Rule 144A, Regulation S or Rule 144), the Transferor and the Transferee will each provide such certificates and opinions of counsel and agree to such restrictions on Transfer as the Issuer and the Trustee may request.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Trustee.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following: [CHECK ONE]

[CHECK ONE]
	(a)	a book-entry interest held through Euroclear Account No. or Clearstream Banking Account No. , in the:
(i) Rule 144A Global Security (ISIN_______), or
(ii) Regulation S Global Security (ISIN_______), or
	(b)	a Rule 144A Definitive Security.
	(c)	a Regulation S Definitive Security.

2.	After the Transfer the Transferee will hold:
[CHECK ONE]
	(a)	a book-entry interest through Euroclear Account No. ________ or Clearstream Banking Account No. ________ in the:
(i) Rule 144A Global Security (ISIN_______), or
(ii) Regulation S Global Security (ISIN_______), or
	(b)	a Rule 144A Definitive Security; or
	(c)	a Regulation S Definitive Security; or
	(d)	an unrestricted Definitive Security

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